                                                                    Exhibit 10.5


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                            AND CONSENT TO ASSIGNMENT

                            EXECUTIVE CENTER DEL MAR


         This Assignment and Assumption Agreement and Consent to Assignment (this "AGREEMENT") is made as of September 22, 1999, by and among PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("LANDLORD") and CONTIASSET RECEIVABLES MANAGEMENT LLC, a Delaware limited liability company ("TENANT"), and BOFI.COM HOLDING, INC., a Delaware corporation ("ASSIGNEE"), and CONTIFINANCIAL CORPORATION, a Delaware corporation ("GUARANTOR").

                                R E C I T A L S :


         A. Reference is hereby made to that certain Lease dated March 16, 1999, by and between Landlord and Tenant (the "LEASE"), for space on a portion of the second (2nd) floor commonly known as Suite 220 (the "PREMISES") in that certain office building located at 12220 El Camino Real, San Diego, California (the "BUILDING").

         B. Pursuant to the terms of Article VIII of the Lease, Tenant has requested Landlord's consent with respect to the assignment (the" ASSIGNMENT") by Tenant of its rights, title, interest and obligations under the Lease to Assignee. Landlord is willing to consent to the Assignment on the terms and conditions contained herein.

         C. All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease.

                               A G R E E M E N T :


         1. Landlord's Consent. Landlord hereby consents to the Assignment; provided, however, such consent is granted by Landlord only upon the terms and conditions set forth in this Agreement. This Agreement shall not be construed to modify, waive or amend any of the terms, covenants and conditions of the Lease or to waive any breach thereof or any of Landlord's rights or remedies thereunder or to enlarge or increase any obligations of Landlord under the Lease. Any terms of the Assignment which are inconsistent with the terms of the Lease or this Agreement shall be of no force or effect.

         2. Non-Release of Tenant and Guarantor; Further Transfers. Neither the Assignment nor this consent thereto shall release or discharge Tenant and Guarantor from any liability, whether past, present or future, under the Lease or alter the primary liability of the Tenant to pay the rent and perform and comply with all of the obligations of Tenant to be performed under the Lease. Neither the Assignment nor this consent thereto shall be construed as a waiver of Landlord's right to consent to any subletting by the Assignee or to any assignment by the Assignee of its rights, title, interest and obligations under the Lease, or as a consent to any portion of the Premises being used or occupied by any other party. Landlord may consent to subsequent sublettings and assignments of the Lease or any amendments or modifications thereto without notifying Tenant or Guarantor or anyone else liable under the Lease and without obtaining their consent. No such action by Landlord shall relieve such persons from any liability to Landlord or otherwise with regard to the Premises.

         3. Assignment and Assumption of Lease and Indemnification.


                  a. Assumption. Without limiting Tenant's and Guarantor's continuing liability under the Lease, Tenant hereby assigns to Assignee, as of 12:01 a.m. on September 22, 1999 (the "EFFECTIVE DATE"), all of its right, title, and interest in and to the Lease, subject to the execution and delivery of this Agreement by all the parties hereto. Further, without limiting Tenant's and Guarantor's continuing liability under the Lease, Assignee hereby accepts the above assignment from Tenant, and assumes all of Tenant's obligations and duties under the Lease as of the Effective Date. Assignee agrees fully and timely to satisfy, uphold, and perform all duties and obligations of Tenant pursuant to the Lease, including, but not limited to, the payment of Rent as referenced therein, accruing from the Effective Date forward. Assignee shall have no liability to Tenant or to any other party (including Landlord) for any payments due or other obligations which accrued or were required to be performed under the Lease prior to the Effective Date. Upon execution of this Agreement by all of the parties thereto, Assignee hereby agrees to deliver a check payable to the order of Tenant in an amount equal to Three Thousand Three Hundred Sixty-Eight and 70/100 Dollars ($3.368.70), which represents Assignee's pro rata portion of the monthly rent due under the Lease for September, 1999. As of October 1, 1999, Assignee shall pay all monthly rent due under the Lease directly to Landlord. In addition to the above, commencing as of October l, 1999, Assignee shall pay to Landlord any additional charges for supplemental air conditioning to the extent supplied to the Premises, which charges are currently approximately Three Hundred Dollars ($300.00) per month; Landlord hereby acknowledges and agrees that Tenant has paid such supplemental air conditioning charges owing through September 30, 1999.

                  b. Representations and Warranties of Tenant. Tenant represents and warrants to Assignee that, to its knowledge (i) the Lease is in full force and effect, covers the Premises, and has not been amended or modified by any agreements, whether written or oral, except this Assignment, (ii) Tenant has not assigned the Lease, or sublet any portion of the Premises, to any other party, and (iii) Tenant is not in default under, or breach of, any provision of the Lease, and no event or circumstance has occurred that upon notice or the lapse of time, or both, would, constitute a default under, or breach of, any provision of the Lease.

                  c. Operating Costs. Tenant hereby agrees to pay Landlord its prorata share of all Operating Costs and Additional Rent set forth in the Lease for the portion of the calendar year 1999 ending on the Effective Date within thirty (30) days of the date hereof. If such amount can only be estimated by Landlord as of the date of such payment, Tenant shall pay such estimated amount within said thirty (30)-day period and Assignee and Tenant shall settle any overpayment or deficiency within thirty (30) days after Landlord bills Assignee for such items for the full year.

                  d. Indemnification by Tenant. Tenant for itself, its (past and present) partners, officers, directors, shareholders, attorneys, legal representatives, and constituent parent, subsidiary and affiliate corporations, including but not limited to Guarantor, and each of their past and present partners, officers, agents and employees, and each of their successors and assigns (collectively, the "TENANT PARTIES") hereby indemnifies, defends and holds Assignee (and/or any one (1) or more of the "ASSIGNEE PARTIES" (as defined below)) wholly free and harmless from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefore, causes of action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether known or unknown, whether heretofore existing or hereafter arising, whether liquidated or unliquidated related to the Lease or the Premises (collectively, "CLAIMS") which Assignee may incur or which may be asserted against Assignee by reason of any breach of any representation or warranty of Tenant set forth herein, or any alleged obligation or undertaking of Tenant as lessee under the Lease, which Claims arise from events occurring or circumstances existing prior to the Effective Date.

                  e. Indemnification by Assignee. Assignee for itself, its (past and present) partners, officers, directors, shareholders, attorneys, legal representatives, and constituent parent, subsidiary and affiliate corporations and each of their past and present partners, officers. agents and employees, and each of their successors and assigns (collectively, the "ASSIGNEE PARTIES") hereby indemnifies, defends and holds Tenant (and/or any one (1) or more of the "TENANT PARTIES") wholly free and harmless from and against any and all Claims (as defined above) which Tenant and/or Guarantor may incur or which may be asserted against Tenant and/or Guarantor by reason of any alleged obligation or undertaking of Assignee as Lessee under the Lease, which Claims arise from events occurring on or after the Effective Date.

         4. Security Deposit. Upon execution of this Agreement by all of the parties thereto, Assignee shall deliver a check payable to the order of Landlord in an amount equal to Thirty Three Thousand Six Hundred Eighty Nine and 70/100 Dollars ($33,689.70) as a security deposit (the "SECURITY DEPOSIT"). Landlord shall release an amount equal to Twenty Two Thousand Four Hundred Fifty Nine and 80/100 Dollars ($22.459.80) from the Security Deposit (and the Security Deposit shall thereafter be deemed to have been reduced by such amount released) within thirty (30) days after authorization by notice from Assignee's counsel, Heller Ehrman White & McAuliffe, certifying that the following conditions have been satisfied. Landlord is hereby authorized, and agrees, to release the aforementioned amount upon the satisfaction of both of the following conditions:
(i) Assignee is authorized to commence operations as a newly chartered federal savings association by the Office of Thrift Supervision; and (ii) Assignee receives irrevocable investor subscriptions in the amount of at least Thirteen Million Dollars ($13,000,000.00). The Security Deposit shall be treated as security for the performance of this Agreement and the Lease by the Assignee and shall be held by Landlord in accordance with Article XXI of the Lease. The receipt of the aforementioned investor subscriptions, and the issuance of shares of Assignee's stock represented thereby, shall not constitute an "assignment" for purposes of the Lease.

         5. Notice and Cure Period. Assignee shall provide written notice of any Event of Default (as defined in the Lease) to Tenant and Guarantor within five
(5) days of its occurrence. Upon the occurrence of an Event of Default, Landlord agrees that it will not exercise any of its remedies under the Lease if Tenant and/or Guarantor takes all action and pays all amounts necessary to cure such Event of Default within the time periods specified in Article XIII of the Lease after Landlord delivers notice to Tenant and/or Guarantor as, and if, required in accordance with Article XIII of the Lease.

         6. General Provisions.

                  6.1 Brokerage Commission. Assignee hereby agrees that under no circumstances shall Landlord, Tenant or Guarantor be liable for any brokerage commission or other charge or expense in connection with the Assignment and Assignee agrees to protect, defend, indemnify and hold Landlord, Tenant and Guarantor harmless from the same and from any cost or expense (including, but not limited to, attorney's fees) incurred by Landlord, Tenant and/or Guarantor in resisting any claim for any such brokerage commission. Upon execution of, this Agreement by all of the parties thereto, Assignee hereby agrees to deliver a check payable to the order, of Colliers International in an amount equal to Twenty Two Thousand and 00/100 Dollars ($22.000.00) in full and complete satisfaction of Colliers International's commission and other charges and expenses due in connection with the assignment of lease contemplated hereby.

                  6.2 Controlling Law. The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of California.

                  6.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

                  6.4 Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.

                  6.5 Partial Invalidity. If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.

                  6.6 Attorney's Fees. If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

                  6.7 Landlord's Costs. Within thirty (30) days after written request by Landlord, Tenant shall, in accordance with Section 8.4 of the Lease, pay to Landlord any costs and reasonable attorneys' fees incurred by Landlord in connection with the Assignment.

                  6.8 Guarantor's Consent. By its execution below, Guarantor consents to the Assignment and acknowledges and agrees that the Lease Guaranty (of even date with the Lease (and attached thereto as Exhibit "E")) shall remain in full force and effect during the initial Term of the Lease. Further, the parties hereto agree and acknowledge that the Option granted to Tenant in accordance with Section 3.6 of the Lease shall not apply to Assignee, in accordance with the terms of the Lease.

                  6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same Agreement.

                  6.10 Tenant's Costs. Within thirty (30) days after written request by Tenant, Assignee shall pay to Tenant any costs and reasonable attorneys' fees incurred by Landlord in connection with the Assignment, including, but not limited to, Landlord's costs under Section 6.7 above; provided that nothing in this Section 6.10 shall relieve Tenant of its obligation to pay Landlord's costs as set forth in Section 6.7 above.

                  6.11 Addresses for Notice. Any notices required to be sent to Tenant and Guarantor or Assignee pursuant to the Lease or this Agreement shall be sent to the following addresses:

         To Tenant:            ContiAsset Receivables Management LLC
                               C/o ContiFinancial Corporation
                               277 Park Avenue
                               New York, New York 10172
                               Attn: President
                               Phone #: (212) 207-2800
                               Fax #: (212) 207-5251

         To Guarantor:         ContiFinancial Corporation
                               277 Park Avenue
                               New York, New York 10172
                               Attn: President
                               Phone #: (212) 207-2800
                               Fax #: (212) 207-5251

(provided that one (1) notice sent to the above address shall satisfy the notice requirement for both Tenant and Guarantor)

         With a copy To:

                               ContiFinancial Corporation
                               277 Park Avenue
                               New York, New York 10172
                               Attn: General Counsel
                               Phone #: (212) 207-2800
                               Fax #: (212) 207-2937

         To Assignee:          BofI.com Holding, Inc.
                               12220 El Camino Real, Suite 220
                               San Diego, California 92130
                               Attn: President

                               Phone #: (858) 350-6200
                               Fax #: (858) 350-9870

         With a copy to:

                               Heller, Ehrman, White & McAuliffe
                               4250 Executive Square, 7th Floor
                               La Jolla, California 92037-9103
                               Attn: Alan Jacobs, Esq.
                               Phone #: (858) 450-8400
                               Fax #: (858) 450-8499

                  6.12 Tenant's Bill of Sale. Upon execution of this Agreement by all of the parties thereto, Assignee hereby agrees to deliver a check payable to the order of Tenant in an amount equal to Ten Thousand and 00/100 Dollars ($10,000.00) for the purchase of all of Tenant's office furnishings, fixtures, computers, servers, software, licenses and artwork as further detailed in that certain Bill of Sale, dated September 21, 1999, which shall be contemporaneously executed and delivered by Tenant.

                  6.13 Further Assurances. The parties hereto shall execute and deliver such further documents and instruments as any party hereto shall reasonably request to carry out the purpose and intent of this Agreement and to acknowledge and affirm the transfer and assignment of the leasehold interest conveyed hereby.

            [The remainder of this page was intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Consent to Assignment Agreement as of the day and year first above written.

"LANDLORD"                    PRENTISS PROPERTIES ACQUISITION
                              PARTNERS, L.P.,
                              a Delaware limited partnership

                              By:      Prentiss Properties I, Inc.
                                       a Delaware corporation
                                       its sole general partner


                                       By:      /s/ Christopher M. Hipps
                                                --------------------------------
                                                Name:  Christopher M. Hipps
                                                Title:  Senior Vice President

"TENANT" CONTIASSET RECEIVABLES MANAGEMENT, LLC, a Delaware limited liability company


                              By: /s/ Mitch Bonilla
                                  ----------------------
                                  MITCH BONILLA
                                  Its:  Vice President


                              By: /s/ Glenn Goldman
                                  ----------------------
                                  GLENN GOLDMAN
                                  Its:  Chairman

"ASSIGNEE"                    BOFI.COM HOLDING, INC.,
                              a Delaware corporation


                              By: /s/ Jerry Englert
                                  ----------------------
                                  JERRY ENGLERT
                                  Its:  President

"GUARANTOR"                   CONTIFINANCIAL CORPORATION,
                              a Delaware corporation

                              By: /s/ Glenn Goldman
                                  --------------------------
                                  GLENN GOLDMAN
                                  Its:  Authorized Signatory

                                 LEASE AGREEMENT

                                     BETWEEN

                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,

                         A DELAWARE LIMITED PARTNERSHIP

                                   (LANDLORD)

                                       AND

                     CONTIASSET RECEIVABLES MANAGEMENT LLC,

                      A DELAWARE LIMITED LIABILITY COMPANY

                                    (TENANT)

                            EXECUTIVE CENTER DEL MAR

                              SAN DIEGO, CALIFORNIA

                              Dated: March 16, 1998

                               TABLE OF CONTENTS

                                                                                                       PAGE

ARTICLE I                      BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS..........................1
ARTICLE II                     PREMISES AND QUIET ENJOYMENT.............................................4
ARTICLE III                    TERM; COMMENCEMENT DATE DELIVERY AND ACCEPTANCE OF PREMISES..............4
ARTICLE IV                     RENT.....................................................................8
ARTICLE V                      OPERATING COSTS..........................................................9
ARTICLE VI                     PARKING.................................................................13
ARTICLE VII                    UTILITIES AND SERVICES..................................................14
ARTICLE VIII                   ASSIGNMENT AND SUBLETTING...............................................17
ARTICLE IX                     REPAIRS.................................................................19
ARTICLE X                      ALTERATIONS.............................................................21
ARTICLE XI                     LIENS...................................................................22
ARTICLE XII                    ARTICLE XU USE AND COMPLIANCE WITH LAWS.................................23
ARTICLE XIII                   DEFAULT AND REMEDIES....................................................24
ARTICLE XIV                    INSURANCE...............................................................26
ARTICLE XV                     DAMAGE BY FIRE OR OTHER CAUSE...........................................28
ARTICLE XVI                    CONDEMNATION............................................................29
ARTICLE XVII                   INDEMNIFICATION.........................................................31
ARTICLE XVIII                  SUBORDINATION AND ESTOPPEL CERTIFICATES.................................32
ARTICLE XIX                    SURRENDER OF THE PREMISES...............................................34
ARTICLE XX                     LANDLORD'S RIGHT TO INSPECT.............................................34
ARTICLE XXI                    SECURITY DEPOSIT........................................................35
ARTICLE XXII                   BROKERAGE...............................................................35
ARTICLE XXIII                  OBSERVANCE OF RULES AND REGULATIONS.....................................36
ARTICLE XXIV                   NOTICES.................................................................36
ARTICLE XXV                    MISCELLANEOUS...........................................................36
ARTICLE XXVI                   SUBSTITUTION SPACE......................................................40
ARTICLE XXVII                  OTHER DEFINITIONS.......................................................42
ARTICLE XXVIII                 RIGHT OF FIRST OFFER....................................................44

                               EXHIBIT AND RIDERS

EXHIBIT A             -             FLOOR PLAN OF THE PREMISES
EXHIBIT B             -             THE LAND
EXHIBIT C             -             WORK LETTER AGREEMENT
EXHIBIT D             -             FORM OF COMMENCEMENT NOTICE
EXHIBIT E             -             LEASE GUARANTY
EXHIBIT F             -             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
RIDER NO. 1           -             RULES AND REGULATIONS


                             INDEX OF DEFINED TERMS

               Definitions of certain terms used in this Lease are found in the following sections:


TERM                                                                      LOCATION OF DEFINITION
Additional Rent.................................................................Section 1.1N
Bankruptcy Code ................................................................Section 8.6
Base Rent.......................................................................Section 1.1M
Basic Lease Information and Certain Definitions.................................Article 1
Broker(s).......................................................................Section 1.1S
Building........................................................................Section 1.1B
Building Standard...............................................................Exhibit C
Business Days...................................................................Article 27
Central Areas...................................................................Article 27
Central Systems.................................................................Exhibit C
Commencement Date...............................................................Section 1.1F
Common Areas....................................................................Article 27
Comparison Area.................................................................Section 7.1A
control.........................................................................Section 8.3
Controllable Operating Costs....................................................Section 5.1
days............................................................................Article 27
Economic Terms..................................................................Section 28.2
Events of Default ..............................................................Section 13.1
Expiration Date.................................................................Section 3.4
First Offer Notice..............................................................Section 28.1
First Offer Space...............................................................Article 28
Guarantor(s)....................................................................Section 1.1W
herein, hereof, hereby, hereunder and words of similar import...................Article 27
Holidays........................................................................Article 27
include and including...........................................................Article 27
Interest Rate...................................................................Section 4.2
Land............................................................................Section 1.1C
Landlord........................................................................Preamble
Landlord's Address for Notice...................................................Section 1.1T
Landlord's Address for Payment..................................................Section 1.1U
Landlord's Operating Costs Estimate.............................................Section 5.1
Leasehold Improvements..........................................................Exhibit C
Net Rentable Area...............................................................Article 27
Net Rentable Area of the Building...............................................Section 1.1J
Net Rentable Area of the Premises...............................................Section 1.1I
Non-Disturbance Agreement.......................................................Section 18.4
Operating Costs.................................................................Section 5.2A
Original Tenant.................................................................Section 3.7
Parking Facility................................................................Section 1.1D
Parking Permits.................................................................Section 1.1P
Project.........................................................................Section 1.1E



Premises .......................................................................Section 1.1A
Rent............................................................................Section 1.1L
repair..........................................................................Article 27
Security Deposit................................................................Section 1.1R
Service Areas...................................................................Article 27
Space Availability Notice.......................................................Section 28.1
Substitution Space..............................................................Section 26.1
Successor Landlord..............................................................Section 18.2
Superior Leases.................................................................Article 28
Superior Rights.................................................................Article 28
Taxes...........................................................................Section 5.2
Tenant .........................................................................Preamble & Article 27
Tenant Delay ...................................................................Exhibit C
Tenant's Address for Notice ....................................................Section 1.1V
Tenant's Operating Costs Payment................................................Section 5.1
Tenant's Permitted Uses.........................................................Section 1.1Q
Tenant's Property...............................................................Section 14.1A(a)
Tenant's Share..................................................................Section 1.1K
Term............................................................................Section 1.1H
Termination Effective Date......................................................Article 3
Termination Notice..............................................................Article 3
termination of this Lease and words of like import..............................Article 27 terms of this Lease.............................................................Article 27
Trustee.........................................................................Section 8.6A
Usable Area of Premises.........................................................Section 1.1G
year............................................................................Article 27


                               COMMENCEMENT NOTICE



         This Commencement Notice is delivered this 22nd day of June, 1998, by Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership ("LANDLORD") to ContiAsset Receivables Management LLC, a Delaware limited liability company ("TENANT"), pursuant to the provisions of Section 3.3 of that certain Lease Agreement (the "LEASE") dated March 16, 1998, by and between Landlord and Tenant covering certain space in the Building known as 12220 EI Camino Real, San Diego, CA 92130. All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease.

                              W I T N E S S E T H:


         1. The Building, the Premises, the Parking Facility, and all other improvements required to be constructed and furnished by Landlord in accordance with the terms of the Lease have been satisfactorily completed by the Landlord and accepted by the Tenant.

         2. The Premises have been delivered to, and accepted by, the Tenant, subject to the completion of "punch list" items.

         3. The Commencement Date of the Lease is the 15th day of June, 1998, and the Expiration Date is the 30th day of June, 2003.

         4. The Premises consist of 5,478 square feet of Net Rentable Area on the second (2nd) floor of the Building.

         5. The Base Rent is $131,472.00 per annum, payable in monthly installments of $10,956.00, subject, however, to the provisions of the Lease relating to adjustments of Tenant's Base Rent and Operating Costs Payment.

         6. Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:

                           Prentiss Properties Acquisition Partners, L.P. P.O. Box 100435
                           Pasadena, California 91189-0435

         IN WITNESS WHEREOF, this instrument has been duly executed by Landlord as of the date first written above.


     LANDLORD:    Prentiss Properties Acquisition Partners, L.P., a Delaware
                  limited partnership

                  By:      Prentiss Properties I, Inc., general partner


                  By:      /s/ Louay Alsadek
                           -------------------------
                           Louay Alsadek
                           Vice President


                  By:      /s/ J. Kevan Dilbeck
                           -------------------------
                           J. Kevan Dilbeck
                           Vice President

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT ("this Lease") is made and entered into by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Landlord"), and CONTIASSET RECEIVABLES MANAGEMENT LLC, a Delaware limited liability company ("Tenant"), upon all the terms set forth in this Lease and in all Exhibits and Riders hereto, to each and all of which terms Landlord and Tenant hereby mutually agree.

                                   ARTICLE I
                 BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

         1.1 Each reference in this Lease to information and definitions contained in !he Basic Lease Information and Certain Definitions and each use of the terms capitalized and defined in this Section 1.1 shall be deemed to refer to, and shall have the respective meaning set forth in, this Section 1.1.


      A.       Premises:                              That certain space identified by diagonal lines or
                                                      shaded area on the floor plan attached hereto as
                                                      Exhibit "A," commonly known as Suite 220 on the second
                                                      (2nd) floor of the Building.

      B.       Building:                              The building to be constructed at 12220 EI Camino
                                                      Real, San Diego, California 92130

      C.       Land:                                  Those certain parcels of land underlying the Project.

      D.       Parking Facility:                      The parking structure located on the Land.

      E.       Project:                               The Land and all improvements thereon, including the
                                                      Building, the Parking Facility, and all Common
                                                      Areas, initially and substantially as shown on Exhibit
                                                      "B" attached hereto.

      F.       Commencement Date:                     The date defined in Section 3.1 hereof.

      G.       Usable Area of the Premises:           4,729 square feet.

      H.       Term:                                  Five (5) years, unless this Lease is sooner terminated
                                                      as provided herein, beginning on the Commencement Date.

      I.       Net Rentable Area of the Premises:     5,478 square feet



      J.       Net Rentable Area of the Building:     56,551 square feet.

      K.       Tenant's Share:                        9.68%, representing a fraction, the numerator of which
                                                      is the Net Rentable Area of the Premises and the
                                                      denominator of which is the Net Rentable Area of the
                                                      Building, subject to future adjustment pursuant to the
                                                      provisions of Section 5.4 hereof.

      L.       Rent:                                  The Base Rent and the Additional Rent.

      M.       Base Rent:                             The Base Rent shall be as shown in this Section 1.l(M)
                                                      below.  Base Rent includes Base Year Operating Costs.

                                                        Month of     Monthly Base Rent    Monthly Base Rent
                                                       Lease Term                         per Square Foot of
                                                                                          Net Rentable Area
                                                          1-12          $ 10,956.00             $2.00
                                                          13-24         $ 11,229.90             $2.05
                                                          25-36         $ 11,503.80             $2.10
                                                          37-48         $ 11,777.70             $2.15
                                                          49-60         $ 12,051.60             $2.20


      N.       Additional Rent:                       The Additional Rent shall be all other sums due and
                                                      payable by Tenant under the Lease, including, but not
                                                      limited to, Tenant's Share of Operating Costs.

      O.       Base Year Operating Costs:             The grossed up (to 95% occupancy) Operating Costs for
                                                      the calendar year 1998.

      P.       Parking Permits:                       Tenant shall be entitled to take, at no charge during
                                                      the initial Term, twenty-four (24) Parking Permits
                                                      consisting of (i) nineteen (19) unassigned parking
                                                      spaces to be used in common with others in the Parking
                                                      Facility and (ii) five (5) reserved parking spaces in
                                                      the Parking Facility.

      Q.       Tenant's Permitted Uses:               Tenant may use the Premises for general office use and
                                                      for no other purpose.

      R.       Security Deposit:                      None.


      S.       Broker(s):                             Colliers Iliff Thorn representing Tenant and Business
                                                      Real Estate Brokerage Company representing Landlord.

      T.       Landlord's Address for Notice:         Prentiss Properties Acquisition Partners, L.P.
                                                      3890 West Northwest Highway, Suite 400
                                                      Dallas, Texas 75220
                                                      Attention: Thomas F. August

                                                      With a copy to:

                                                      Prentiss Properties Acquisition Partners, L.P.
                                                      970 West 190th Street, Suite 550
                                                      Torrance, California 90502
                                                      Attention: Louay Alsadek

     U.       Landlord's Address for Payment:        Prentiss Properties Acquisition Partners, L.P.
                                                      P.O. Box 100435
                                                      Pasadena, California 91189-0435

     V.       Tenant's Address for Notice:           ContiAsset Receivables Management LLC
                                                      l2220 El Camino Real, Suite 220
                                                      San Diego, California 92130
                                                      Attention:        Mitchell J. Bonilla, Vice President
                                                                        and General Manager

                                                      with a copy to:

                                                      ContiFinancial Corporation
                                                      277 Park Avenue
                                                      New York, NY 10172
                                                      Attention:        Michael Valentino, Director
                                                                        Alan Langus, General Counsel

      W.       Guarantor(s):                          ContiFinancial Corporation, a Delaware corporation

      X.       Extension Option(s):                   See Section 3.6 hereof.

      Y.       Allowance for Leasehold Improvements:  See Exhibit "C"

                                   ARTICLE II
                          PREMISES AND QUIET ENJOYMENT

         2.1 Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and hires the Premises from Landlord, for the Term. During the Term, Tenant shall have the right to use, in common with others and in accordance with the Rules and Regulations, the Common Areas.

         2.2 Provided that Tenant fully and timely performs all the terms of this Lease on Tenant's part to be performed, including payment by Tenant of all Rent, Tenant shall have, hold and enjoy the Premises during the Term without hindrance or disturbance from or by Landlord; subject., however, to all of the terms, conditions and provisions of any and all ground leases, deeds to secure debt, mortgages, restrictive covenants, easements, and other encumbrances now or hereafter affecting the Premises or the Project.

                                  ARTICLE III
                             TERM; COMMENCEMENT DATE
                       DELIVERY AND ACCEPTANCE OF PREMISES

         3.1 The Commencement Date shall be the earlier of (a) the date the Premises are deemed available for occupancy pursuant to Section 3.2 hereof or
(b) the date Tenant, or anyone claiming by, through or under Tenant, occupies any portion of the Premises for the purpose of the conduct of Tenant's (or such other person's) business therein.

         3.2 A. The Premises shall be deemed available for occupancy as soon as the following conditions have been met: (a) the Leasehold Improvements (as defined in Exhibit "C" to the Lease) have been substantially completed as determined by Landlord's architect or space planner; (b) either a certificate of occupancy (temporary or final) or other certificate permitting the lawful occupancy of the Premises has been issued for the Premises, or such portion of the Premises, as the case may be, by the appropriate governmental authority; and
(c) at least three (3) Business Days' notice of the anticipated occurrence of the conditions in clauses (a) and (b) above has been given to Tenant.

             B. Notwithstanding anything to the contrary contained herein, if there is a delay in the availability for occupancy of the Premises as provided in Section 3.2.A. above due to Tenant Delays (as defined in Exhibit "C" to the Lease), then the Premises shall be deemed available for occupancy on the date on which the Premises would have been available for occupancy but for such Tenant Delay, even though a certificate of occupancy or other certificate permitting the lawful occupancy of the Premises has not been issued or the Leasehold Improvements have not been commenced or completed.

             C. In the event that the Premises is not available for occupancy by the "Outside Date," which shall be July 1, 1998, as such July 1, 1998 date may be extended by the number of days of Tenant Delays and by the number of days of "Force Majeure Delays" (as defined below), then the sole remedy of Tenant shall be the right to deliver a notice to Landlord (the "Termination Notice") electing to terminate this Lease effective upon receipt of the Termination Notice by Landlord (the "Termination Effective Date"). Except as provided hereinbelow, the Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date and not later than five (5) business days after the Outside Date. If Tenant delivers the Termination Notice to Landlord, then Landlord shall have the right to suspend the Termination Effective Date for a period ending thirty (30) days after the original Termination Effective Date. In order to suspend the Termination Effective Date, Landlord must deliver to Tenant, within five (5) business days after receipt of the Termination Notice, a certificate of the general contractor certifying that it is such contractor's best good faith judgment that the Premises will be available for occupancy within thirty (30) days after the original Termination Effective Date. If the Premises is available for occupancy within said thirty (30) day suspension period, then the Termination Notice shall be of no further force and effect; if, however, the Premises is not available for occupancy within said thirty (30) day suspension period, then this Lease shall terminate as of the date of expiration of such thirty (30) day period. If prior to the Outside Date Landlord determines that the Premises will not be available for occupancy by the Outside Date, Landlord shall have the right to deliver a written notice to Tenant stating Landlord's opinion as to the date by which the Premises will be available for occupancy and Tenant shall be required, within five (5) business days after receipt of such notice, to either deliver the Termination Notice (which will mean that this Lease shall thereupon terminate and shall be of no further force and effect) or agree to extend the Outside Date to that date which is set by Landlord. Failure of Tenant to so respond in writing within said five (5) business day period shall be deemed to constitute Tenant's agreement to extend the Outside Date to that date which is set by Landlord. If the Outside Date is so extended, Landlord's right to request Tenant to elect to either terminate or further extend the Outside Date shall remain and shall continue to remain, with each of the notice periods and response periods set forth above, until the Premises is available for occupancy or until this Lease is terminated. For purposes of this Section 3.2C, "Force Majeure Delays" shall mean and refer to a period of delay or delays encountered by Landlord affecting the work of construction of the Leasehold Improvements because of delays due to excess time in obtaining governmental permits or approvals beyond the time period normally required to obtain such permits or approvals for similar space, similarly improved, in first-class office buildings in the San Diego County area; fire, earthquake or other acts of God; acts of the public enemy; riot; insurrection; governmental regulations of the sales of materials or supplies or the transportation thereof; strikes or boycotts; shortages of material or labor or any other cause beyond the reasonable control of Landlord.

         3.3 The Net Rentable Area of the Premises and the Building are as stated in Sections 1.1I and J, respectively. By written instrument substantially in the form of Exhibit "D" attached hereto, Landlord shall notify Tenant of the Commencement Date, the Net Rentable Area of the Premises and all other matters stated therein. The Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein, unless within ten (10) days following delivery of such Commencement Notice, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant's objections. The foregoing notwithstanding, Landlord's failure to deliver any Commencement Notice to Tenant shall not affect Landlord's determination of the Commencement Date.

         3.4 Except as otherwise provided in Section 9 of Exhibit "C," Tenant may not enter or occupy the Premises prior to the Commencement Date without Landlord's express written consent and any entry by Tenant shall be subject to all of the terms of this Lease; provided however, that no such early entry shall change the Commencement Date or the date on which the Term expires (the "Expiration Date").

         3.5 Occupancy of the Premises or any portion thereof by Tenant or anyone claiming through or under Tenant for the conduct of Tenant's or such other person's business therein shall be conclusive evidence that Tenant and all parties claiming through or under Tenant (a) have accepted the Premises or such portion as suitable for the purposes for which the Premises are leased hereunder, (b) have accepted the Common Areas as being in a good and satisfactory condition, and (c) have waived any defects in the Premises and the Project; provided however, that, if any Leasehold Improvements have been constructed and installed to prepare the Premises for Tenant's occupancy, Tenant's acceptance of the Premises, and waiver of any defect therein, shall occur upon Landlord's substantial completion of the Leasehold Improvements in accordance with the terms of Exhibit "C" hereof, subject only to Landlord's completion of items on Landlord's punchlist and latent defects of which Tenant has given Landlord notice within forty five (45) days following the date on which Landlord first makes the Premises available to Tenant for any work in the Premises to be undertaken by Tenant.

         3.6 A. Subject to the terms of this Section 3.6 and Section 3.7, Landlord hereby grants to Tenant an option (the "Extension Option") to extend the Term of this Lease with respect to the entire Premises for one (1) additional period of five (5) years (the "Option Term"), on the same terms, covenants and conditions as provided for in this Lease during the initial Lease Term, except that all economic terms such as, without limitation, monthly Base Rent, a new Base Year for Operating Costs, if appropriate, parking charges, etc., shall be established based on the "fair market rental rate" for the Premises for the Option Term as defined and determined in accordance with the provisions of this Section 3.6 below.

             B. The Extension Option must be exercised, if at all, by written notice ("Extension Notice") delivered by Tenant to Landlord no earlier than the date which is twelve (12) months, and no later than the date which is six (6) months, prior to the expiration of the then current Term of this Lease.

             C. The term "fair market rental rate" as used herein shall mean the annual amount per rentable square foot, projected during the relevant period, that a willing, comparable, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable landlord of a comparable quality building located in the Comparison Area would accept, at arm's length (what Landlord is accepting in current transactions for the Building may be considered), for space comparable in size, quality and floor height as the leased area at issue taking into account the age, quality and layout of the existing improvements in the leased area at issue and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, office space availability, tenant size, tenant improvement allowances, operating expenses and allowance, parking charges, and any other amounts then being charged by Landlord or the lessors of such similar office buildings.

             D. Landlord's determination of fair market rental rate shall be delivered to Tenant in writing not later than thirty (30) days following Landlord's receipt of Tenant's Extension Notice. Tenant will have thirty (30) days ("Tenant's Review Period") after receipt of Landlord's notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Tenant's failure to accept the fair market rental rate submitted by Landlord in writing within Tenant's Review Period will conclusively be deemed Tenant's disapproval thereof if Tenant objects to the fair market rental rate submitted by Landlord within

Tenant's Review Period, then Landlord and Tenant win attempt in good faith to agree upon such fair market rental rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such fair market rental rate within fifteen (15) days following the expiration of Tenant's Review Period (the "Outside Agreement Date"), then Tenant may, within five (5) business days following the Outside Agreement Date, demand by written notice to Landlord that each party's determination be submitted to appraisal in accordance with the provisions below. Tenant's failure to timely demand appraisal will constitute Tenant's rescission of its Extension Notice and the Extension Option will be void and of no further force or effect.

         E. (1) Landlord and Tenant shall each appoint one independent, unaffiliated appraiser who shall by profession be a real estate broker who has been active over the five (5) year period ending on the date of such appointment in the leasing of high-rise office space in the Comparison Area. Each such appraiser will be appointed within thirty (30) days after the Outside Agreement Date.

         (2) The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two (2) appraisers.

         (3) The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's last proposed (as of the Outside Agreement Date) new monthly Base Rent for the Premises is the closest to the actual new monthly Base Rent for the Premises as determined by the appraisers, taking into account the requirements of Paragraph C and this Paragraph E regarding same.

         (4) The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted new monthly Base Rent, and shall notify Landlord and Tenant thereof.

         (5) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant. The cost of each party's appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

         (6) If either Landlord or Tenant fails to appoint an appraiser within the time period in Paragraph E(l) herein above, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser's decision shall be binding upon Landlord and Tenant.

         (7) If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

         (8) In the event that the new Monthly Base Rent is not established prior to end of the initial Term of the Lease, the monthly Base Rent immediately payable at the commencement of such Option Term shall be the monthly Base Rent payable in the immediately preceding month. Notwithstanding the above, once the fair market rental is determined in accordance with this section, the parties shall settle any underpayment on the next monthly Base Rent payment date falling not less than thirty (30) days after such determination.

         3.7 A. As used in this Section, the word "Option" means the Extension Option pursuant to Section 3.6 herein.

             B. The Option is personal to the original Tenant executing this Lease ("Original Tenant") or any successor by merger or acquisition of all or substantially all of Tenant's assets (the "Permitted Transferee") and may be exercised only by the original Tenant executing this Lease or a Permitted Transferee while occupying the entire Premises and without the intent of thereafter assigning this Lease or subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease or a Permitted Transferee. The Option is not assignable separate and apart from this Lease, nor may the Option be separated from this Lease in any manner, either by reservation or otherwise.

             C. Tenant shall have no right to exercise the Option, notwithstanding any provision of the grant of Option to the contrary, and Tenant's exercise of the Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant shall be in default of any monetary obligation or material non-monetary obligation under the terms of this Lease as of Tenant's exercise of the Option or at any time after the exercise of such Option and prior to the commencement of the Option event, or (ii) Landlord has given Tenant two (2) or more notices of monetary default, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period of the Lease.

                                   ARTICLE IV
                                      RENT

         4.1 Tenant shall pay to Landlord, without notice, demand, offset or deduction, in lawful money of the United States of America, at Landlord's Address for Payment, or at such other place as Landlord shall designate in writing from time to time: (a) the Base Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term, and (b) the Additional Rent, at the respective times required hereunder. The first monthly installment of Base Rent and the Additional Rent payable under Article 5 hereof shall be paid in advance on the date of Tenant's execution of this Lease and applied to the first installments of Base Rent and such Additional Rent coming due under this Lease. Payment of Rent shall begin on the Commencement Date; provided, however, that, if either the Commencement Date or the Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term.

         4.2 All installments of Rent not paid within five (5) days after notice that such amount is due shall be subject to a late charge of five percent (5%) of the amount of the late payment and shall further bear interest until paid at a rate per annum (the "Interest Rate") equal to the greater of fifteen percent (15%) or four percent (4%) above the prime rate of interest from time to time publicly announced by Bank of America, a national banking association, or any successor thereof; provided, however, that, if at the time such interest is sought to be imposed the rate of interest exceeds the maximum rate permitted under federal law or under the laws of the State of California, the rate of interest on such past due installments of Rent shall be the maximum rate of interest then permitted by applicable law.

                                   ARTICLE V
                                 OPERATING COSTS

         5.1 Tenant shall pay to Landlord, as Additional Rent, for each year or fractional year during the Term, an amount ("Tenant's Operating Costs Payment") of money equal to Tenant's Share of Operating, Costs, for such year in excess of Tenant's Share of Base Year Operating Costs, such amount to be calculated and paid as follows:

             A. Beginning on January 1st of the year following the year in which the Commencement Date occurs, and on the first day of January of each year during the Term thereafter, or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement ("Landlord's Operating Costs Estimate") setting forth Landlord's reasonable estimate of grossed up Operating Costs for the forthcoming year and Tenant's Operating Costs Payment for such year. On the first day of each calendar month during such year, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant's Operating Costs Payment as estimated on Landlord's Operating Costs Estimate. If for any reason Landlord has not provided Tenant with Landlord's Operating Costs Estimate on the first day of January of any year during the Term, then (a) until the first day of the calendar month following the month in which Tenant is given Landlord's Operating Costs Estimate, Tenant shall continue to pay to Landlord on the first day of each calendar month the sum, if any, payable by Tenant under this Section 5.1 for the month of December of the preceding year, and (b) promptly after Landlords' Operating Costs Estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Costs Payments previously made for such year were greater or less than the installments of Tenant's Operating Costs Payments to be made for such year, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof to Landlord within ten (10) days after the delivery of Landlord's Operating Costs Estimate, or (ii) if there shall have been an overpayment, Landlord shall apply such overpayment as a credit against the next accruing monthly installment(s) of Tenant's Operating Costs Payment due from Tenant until fully credited to Tenant (or pay such amount to Tenant if this Lease has expired or terminated), and (iii) on the first day of the calendar month following the month in which Landlord's Operating Costs Estimate is given to Tenant and on the first day of each calendar month throughout the remainder of such year, Tenant shall pay to Landlord an amount equal to one twelfth (1/12th) of Tenant's Operating Costs Payment.

             B. On the first day of March of each year during the Term (beginning on the first day of March of the second year following the year in which the Commencement Date occurs), or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the grossed up Operating Costs for the preceding year. Within thirty (30) days after Landlord's giving of such statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenants' Operating Costs Payment for such preceding year as shown on such Landlord's statement, exceeds the aggregate of the monthly installments of Tenant's Operating Costs Payments paid during such preceding year. If Tenant's Operating Costs Payment, as shown on such Landlord's statement, is less than the aggregate of the monthly installments of

Tenant's Operating Costs Payment actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing monthly installment(s) of Tenant's Operating Costs Payment due from Tenant until fully credited to Tenant.

             C. If the Term ends on a date other than the last day of December, the actual Operating Costs for the year in which the Expiration Date occurs shall be prorated so that Tenant shall pay that portion of Tenant's Operating Costs Payment for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this Section 5.1 shall survive the Expiration Date or any sooner termination provided for in this Lease.

             D. The term "Controllable Operating Costs" shall mean those Operating Costs described in subsections 5.2(A)(a) and 5.2(A)(b) below. Notwithstanding anything to the contrary contained herein, the aggregate Controllable Operating Costs for any year after the 1998 Base Year shall not increase more than seven percent (7%) over the maximum permitted Controllable Operating Costs for the immediately preceding year. There shall be no maximum permitted Controllable Operating Costs for the 1995 Base Year and the maximum permitted Controllable Operating Costs for the calendar year 1999 shall be one hundred seven percent (107%) of the actual Controllable Operating Costs for the 1998 Base Year (all calculated on a grossed up basis). By way of example only, not as a limitation upon the foregoing, the following chart illustrates maximum Controllable Operating Costs:


        Year           Actual Operating Costs        Maximum Controllable
                       (per Square Foot of Net    Operating Costs (Per Square
                           Rentable Area)         Foot of Net Rentable Area)
        1998                    $3.00                        $3.00
        1999                    $3.25                        $3.11
        2000                    $3.40                        $3.43
        2001                    $3.70                        $3.68
        2001                    $3.83                        $3.93


         5.2 A. For purposes of this Lease, the term "Operating Costs" shall mean any and all expenses, costs and disbursements of every kind which Landlord pays, incurs or becomes obligated to pay in connection with the operation, management, repair and maintenance of all portions of the Project. All Operating Costs shall be determined according to generally accepted accounting principles which shall be consistently applied. Operating Costs include the following: (a) Wages, salaries, benefits and fees (including all reasonable education, travel and professional fees) of all personnel or entities to the extent engaged in the operation, repair, maintenance, management, or safekeeping of the Project, including taxes, insurance, and benefits relating thereto and tile costs of all supplies and materials (including work clothes and uniforms) used in the operation, repair, maintenance and security of tile Project; (b) Cost of performance by Landlord's personnel of, or of all service agreements for, maintenance, janitorial services, access control, alarm service, window cleaning, elevator maintenance and landscaping for the Project. Such cost shall include the rental of personal property used by Landlord's personnel in the maintenance and repair of the Project; (c) Cost of utilities for the Project, including water, sewer, power, electricity for common areas, gas, fuel, lighting and all air-conditioning, heating and ventilating costs; (d) Cost of all insurance, including casualty and liability insurance applicable to the Project and to Landlord's equipment, fixtures and personal property used in connection therewith, business interruption or rent insurance against such perils as are commonly insured against by prudent landlords, such other insurance as may be required by any lessor or mortgagee of Landlord, and such other insurance which Landlord considers reasonably necessary in the operation of the Project, together with all appraisal and consultants' fees in connection with such insurance; (e) All Taxes. For purposes hereof, the term "Taxes" shall mean, all taxes, assessments, and other governmental charges, applicable to or assessed against the Project or any portion thereof, or applicable to or assessed against Landlord's personal property used in connection therewith, whether federal, state, county or municipal and whether assessed by taxing districts or authorities presently taxing the Project or the operation thereof or by other taxing authorities subsequently created, or otherwise, and any other taxes and assessments attributable to or assessed against all or any part of the Project or its operation: including any reasonable expenses, including fees and disbursements of attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Project. If at any time during the Term there shall be levied, assessed, or imposed on Landlord or all or any part of the Project by any governmental entity any general or special ad valorem or other charge or tax directly upon rents received under leases, or if any fee, tax, assessment, or other charge is imposed which is measured by or based, in whole or in part, upon such rents, or if any charge or tax is made based directly or indirectly upon the transactions represented by leases or the occupancy or use of the Project or any portion thereof, such taxes, fees, assessments or other charges shall be deemed to be Taxes; provided, however, that any (a) franchise, corporation, income or net profits tax, unless substituted for real estate taxes or imposed as additional charges in connection with the ownership of the Project, which may be assessed against Landlord or the Project or both, (b) transfer taxes assessed against Landlord or the Project or both, (c) penalties or interest on any late payments of Landlord, and (d) personal property taxes of Tenant or other tenants in the Project, shall be excluded from Taxes. If, as of the Commencement Date, the Project has not been fully assessed as a completed project, for purposes of computing the Operating Costs (including the Operating Costs for the Base Year), Taxes shall be adjusted to reflect full completion and occupancy of the Project. If any or all of the Taxes paid hereunder are by law permitted to be paid in installments, notwithstanding how Landlord pays the same, then, for purposes of calculating Operating Costs, such Taxes shall be deemed to have been divided and paid in the maximum number of installments permitted by law, and there shall be included in Operating Costs for each year only such installments as are required by law to be paid within such year, together with interest thereon and on future such installments as provided by law; (f) Legal and accounting costs incurred by Landlord or paid by Landlord to third parties (exclusive of legal fees with respect to disputes with individual tenants, negotiations of tenant leases, or with respect to the ownership rather than the operation of the Project), appraisal fees, consulting fees, all other professional fees and disbursements and all association dues; (g) Cost of non-capitalized repairs and general maintenance for the Project (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant, other tenants of the Project or other third parties); (h) Amortization of the cost of improvements or equipment which are capital in nature and which (i) are for the purpose of reducing Operating Costs for the Project, up to the amount saved as a result of the installation thereof, as reasonably estimated by Landlord, or (ii) are required by any governmental authority, or (iii) replace any Building equipment needed to operate the Project at the same quality levels as prior to the replacement. All such costs, including interest thereon, shall be amortized on a straight-line basis over the useful life of the capital investment items, as reasonably determined by Landlord, but in no event beyond the reasonable useful life of the Project as a first class office project; (i) the Project management office rent or rental value; (j) a management fee of three percent (3%) of revenues from the Building (whether or not Landlord engages a manager for the Project or manages the Project with Landlord's personnel) and all items reimbursable to the Project manager, if any, pursuant to any management contract for the Project; and (k) amounts payable to any associations created under any instruments of record affecting the Building or the Land, as amended from time to time.

             B. "Operating Costs" shall not include (a) specific costs for any capital repairs, replacements or improvements, except as provided above; (b) expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemnor, tenant, warrantor or otherwise), to the extent of funds received by Landlord; (c) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants);
(d) payments for rented equipment, the cost of which would constitute a capital expenditure not permitted pursuant to the foregoing if the equipment were purchased; (e) interest or amortization payments on any mortgages; (f) net basic rents under ground leases; (g) costs representing an amount paid to an affiliate of Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (h) costs specifically billed to and paid by specific tenants; (i) damage and repairs to the extent actually covered under any insurance policy carried by Landlord in connection with the Building, Common Areas or Parking Facilities; (j) Landlord's general overhead expenses not related to the Building, Common Areas or Parking Facility; (k) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants of the vacant space within the Building; or (l) costs incurred due to a violation by Landlord or any other tenant in the Building of the terms and conditions of any lease. There shall be no duplication of costs or reimbursement Operating Costs attributable to the Common Areas or Parking Facilities in general will be equitably prorated among all of the buildings in the Project and Tenant shall be responsible for Tenant's Share of those costs attributable to the Building. In the event of any dispute as to the amount of Tenant's Share of Operating Costs, Tenant or an accounting firm selected by Tenant and reasonably satisfactory to Landlord (billing hourly and not on a contingency fee basis) will have the right, by prior written notice ("Audit Notice") given within sixty
(60) days ("Audit Period") following receipt of Landlord's annual reconciliation ("Actual Statement") and at reasonable times during normal business hours, to audit Landlord's accounting records with respect to Operating Costs relative to the year to which such Actual Statement relates at the offices of Landlord's property manager. In no event will Landlord or its property manager be required to (i) photocopy any accounting records or other items or contracts, (ii) create any ledgers or schedules not already in existence, (iii) incur any costs or costs relative to such inspection, or (iv) perform any other tasks other than making available such accounting records as aforesaid. Neither Tenant nor its auditor may leave the offices of Landlord's property manager with copies of any materials supplied by Landlord. Tenant must pay its Share of Operating Costs when due pursuant to the terms of this Lease and may not withhold payment of Operating Costs or any other rent pending results of the audit or during a dispute regarding Operating Costs. The audit must be completed within thirty
(30) days
of the date of Tenant's Audit Notice and the results of such audit shall be delivered to Landlord within forty-five (45) days of the date of Tenant's Audit Notice. If Tenant does not comply with any of the aforementioned time frames, then such Actual Statement will be conclusively binding on Tenant. If such audit or review correctly reveals that Landlord has overcharged Tenant then within thirty (30) days after the results of such audit are made available to Landlord, Landlord agrees to reimburse Tenant the amount of such overcharge. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant agrees to reimburse Landlord the amount of such undercharge. In all cases, Tenant agrees to pay the cost of such audit Tenant agrees to keep the results of the audit confidential and will cause its agents, employees and contractors to keep such results confidential. To that end, Landlord may require Tenant and its auditor to execute a confidentiality agreement provided by Landlord.

         5.3 If The Building is not fully occupied (meaning ninety-five percent (95%) of the Net Rentable Area of the Building) during any full or fractional year of the Term, the actual Operating Costs shall be adjusted for such year to an amount which Landlord estimates would have been incurred in Landlord's reasonable judgment had the Building been ninety-five percent (95%) occupied.

         5.4 If during the Term any change occurs in either the number of square feet of the Net Rentable Area of the Premises or of the Net Rentable Area of the Building, Tenant's Share of Operating Costs shall be adjusted, effective as of the date of any such change. Landlord shall promptly notify Tenant in writing of such change and the reason therefor. Any changes made pursuant to this Section
5.4 shall not alter the computation of Operating Costs as provided in this
Article 5, but, on and after the date of any such change, Tenant's Operating Costs Payment pursuant to Section 5.1A shall be computed upon Tenant's Share thereof, as adjusted. If such estimated payments of Tenant's Share are so adjusted during a year, a reconciliation payment for Tenant's Share of Operating Costs pursuant to this Article 5 for the calendar year in which such change occurs shall be computed pursuant to the method set forth in Section 5.1B, such computation to take into account the daily weighted average of Tenant's Share of Operating Costs during such year.

                                   ARTICLE VI
                                     PARKING

         6.1 Subject to the terms hereof, Landlord hereby grants to Tenant, throughout the Term of this Lease, a license to use in common with other tenants and with the public the Parking Facility and shall issue Parking Permits for such use. Each unassigned Parking Permit shall entitle Tenant to one (1) unassigned parking space in the Parking Facility. Each reserved Parking Permit shall entitle Tenant to one (1) reserved parking space in the Parking Facility in a location to be designated by Landlord from time to time. Any costs incurred by Landlord to designate Tenant's reserved parking spaces as reserved for Tenant shall be paid by Tenant, as additional rent, within ten (10) days after Tenant's receipt of an invoice therefor. All such parking shall be free of charge throughout the initial Lease Term. Thereafter, Landlord shall have the right to charge Tenant for all such parking to the extent that landlords of buildings comparable to the Building in the general vicinity of the Building are charging their tenants for comparable parking privileges; provided, however, that any such parking charge parable by

Tenant hereunder shall not exceed the prevailing rate charged by such landlords of comparable buildings for comparable parking privileges. The number of Parking Permits to be issued to Tenant is set forth in Section 1.1P. Landlord shall not be obligated to provide Tenant with any additional Parking Permits. If Tenant fails to observe the Rules and Regulations with respect to the Parking Facility, then Landlord, at its option, shall have the right to treat such failure as a default under this Lease and to terminate Tenant's Parking Permits, without legal process, and to remove Tenant's vehicles and those of its employees, licensees or invitees and all of Tenant's personal property from the Parking Facility. If all or any portion of the Parking Facility shall be damaged or rendered unusable by fire or other casualty or any taking pursuant to eminent domain proceeding (or deed in lieu thereof), and as a result thereof Landlord or the garage operator is unable to make available to Tenant the parking provided, for herein, then the number of cars which Tenant shall be entitled to park hereunder shall be proportionately reduced so !hat the number of cars which Tenant may park in the Parking Facility after the casualty or condemnation in question shall bear the same ratio to the total number of cars which can be parked in the Parking Facility at such time as the number of cars Tenant had the right to park in the Parking Facility prior to such casualty condemnation bore to the aggregate number of cars which could be parked therein at that time.

                                  ARTICLE VII
                             UTILITIES AND SERVICES

         7.1 A. During the Term, Landlord shall furnish Tenant with the following services: (a) hot and cold water in Building Standard bathrooms and chilled water in Building Standard drinking fountains; (b) heating, ventilating or air-conditioning, as appropriate, during Business Hours at such temperatures and in such amounts as customarily and seasonally provided to tenants occupying comparable space in first-class office buildings in the San Diego Corporate Center of Del Mar Heights office submarket area ("Comparison Area"); (c) electric lighting for the Common Areas of the Project; (d) passenger elevator service, in Common with others for access to and from the Premises twenty-four
(24) hours per day, seven (7) day per week; provided, however, that Landlord shall have the right to limit the number of (but not cease to operate all) elevators to be operated after Business Hours and on Saturdays, Sundays and Holidays; (e) janitorial cleaning services; (f) facilities for Tenant's loading, unloading, delivery and pick-up activities, including access thereto during Business Hours, subject to the Rules and Regulations, the type of facilities, and other limitations of such loading facilities; and (g) replacement, as necessary, of all Building Standard lamps and ballasts in Building Standard light fixtures within the Premises. All services referred to in this Section 7.1A shall be provided by Landlord and paid for by Tenant as part of Tenant's Operating Costs Payment.

             B. If Tenant requires air-conditioning, heating or other services, including cleaning services, routinely supplied by Landlord for hours or days in addition to the hours and days specified in Section 7.1A, Landlord shall make reasonable efforts to provide such additional service after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for the cost of such additional service plus an administrative fee of ten percent (10%). Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in default under this Lease unless Tenant pays to Landlord, in advance, the cost of such additional service. If any machinery or equipment which generates abnormal heat or otherwise creates unusual demands on the air-conditioning or heating system serving the Premises is used in the Premises and if Tenant has not, within five (5) days after demand from Landlord, taken such steps, at Tenant's expense, as shall be necessary to cease such adverse affect on the air-conditioning or heating system, Landlord shall have the right to install supplemental air-conditioning or heating units in the Premises, and the fun cost of such supplemental units (including the cost of acquisition, installation, operation, use and maintenance thereof) shall be paid by Tenant to Landlord in advance or on demand. Subject to Tenant's compliance with the terms of Article 10 of this Lease, Tenant shall have the right to install a supplemental HVAC unit on the roof of the Building without additional charge. Said HVAC unit shall be installed, operated, screened, maintained, repaired and removed at the sole expense of Tenant.

             C. All charges for electricity used within the Premises shall be separately metered and billed directly to Tenant by the electricity supplier. Tenant therefore covenants to contract directly with the electricity supplier for service to the Premises; and at its sole cost and expense, shall pay all service establishment fees, other service fees which may be imposed by the supplier in conjunction with its service to Tenant, and all charges for electric current used by Tenant during the Term of this Lease within the Premises. Tenant shall make all such payments directly to the electricity supplier as and when bills are rendered. Should Tenant fail to pay such amounts, Landlord shall have the right to pay same on Tenant's behalf and Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in conjunction with such payment within ten (10) days after demand therefor. All such costs and expenses incurred by Landlord on Tenant's behalf shall be deemed Additional Rent payable by Tenant and collectible by Landlord as such. Notwithstanding any contrary provision herein, Tenant acknowledges that in addition to the foregoing charges, Tenant's Share of electricity charges for the Common Areas of the Project shall be included as part of Tenant's Share of Operating Costs, Throughout the Term, Tenant shall keep its electricity meter and appurtenant equipment in good working order and condition, and shall repair and if necessary, replace same at Tenant's sole cost and expense should Tenant fail to so repair and maintain the meter and equipment, Landlord may, but shall have no obligation to, cause such meter and equipment to be repaired or replaced at Tenant's sole cost and expense, in which event Tenant shall pay to Landlord as Additional Rent, all costs and expenses incurred by Landlord in conjunction with maintenance, repair and/or replacement of the electricity meter and equipment. Any such amounts shall be due and payable by Tenant within ten (10) days after demand therefor from Landlord. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's sole cost, if, in Landlord's reasonable judgment, the same are necessary and shall not (i) cause permanent damage or injury to the Project, the Building or, the Premises, (ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses, or (iv) interfere with or disturb other tenants or occupants of the Building.

         7.2 Landlord's obligation to furnish the utility services specified herein shall be subject to the rules and regulations of the supplier of such electricity of other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services. Landlord shall have the right, at Landlord's option, upon not less than thirty (30) days' prior written notice to Tenant (provided such prior notice will be less if either the discontinuance of such service is required by applicable law or Landlord receives shorter notice from the utility company providing electricity or other utility service), to discontinue utility services to the Premises and arrange for a direct connection thereof through a public utility supplying such service. If Landlord gives such notice of discontinuance, Landlord shall make all necessary arrangements with the public utility supplying such utility service directly to the Building to furnish such utility service to the Premises, and, unless prohibited by law or regulations of such public utility, Landlord shall not discontinue such utility service to the Premises until such public utility is ready to supply service to the Premises, Tenant shall, however, be responsible for contracting promptly and directly with such public utility supplying such service and for paying all deposits for, and all costs relating to, such service.

         7.3 No failure to furnish, or any stoppage of, the services referred to in this Article 7 resulting from any, cause shall make Landlord liable in any respect for damages to any person, property or business, or be construed as an eviction of Tenant, or entitle, except as expressly provided below in Section 7.4, Tenant to any abatement of Rent or other relief from any of Tenant's obligations under this Lease. Should any malfunction of any systems or facilities occur within the Project or should maintenance or alterations of such systems or facilities become necessary, Landlord shall repair the same promptly and with reasonable diligence, and Tenant shall have no claim for rebate, abatement of Rent, or damages because of malfunctions or any such interruptions in service. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services.

         7.4 Notwithstanding anything above to the contrary, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of any failure to provide services to the Premises (an "ABATEMENT EVENT"), then Tenant shall give Landlord notice ("ABATEMENT NOTICE") of such Abatement Event, and if such Abatement Event continues beyond the "Eligibility Period" (as that term is defined below), then the Base Rent and Tenant's Share of Operating Costs and Tenant's obligation to pay for parking (if any) shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Operating Costs and Tenant's obligation to pay for parking (if any) for the entire Premises shall be abated entirely for such time as Tenant continues to be so prevented from using, and does not use the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. The term "ELIGIBILITY PERIOD" shall mean a period of three (3) consecutive business days after Landlord's receipt of any Abatement Notice(s). Such right to abate Base Rent and Tenant's Share of Operating Costs shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event. This paragraph shall not apply in case of damage to, or destruction of, the Premises or the Building, or any eminent domain proceedings which shall be governed by separate provisions of this Lease.

                                  ARTICLE VIII
                            ASSIGNMENT AND SUBLETTING

         8.1 Neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, or in any sublease or the rent thereunder. The Premises or any part thereof shall not be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant's obtaining in each instance the prior written consent of Landlord in the manner hereinafter provided. As indicated in, and subject to, Section 8.4 below, Landlord's consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not modify, extend, or amend a sublease previously consented to by Landlord without obtaining Landlord's prior written consent thereto.

         8.2 An assignment of this Lease shall be deemed to have occurred (a) if, in a single transaction or in a series of transactions, a more than 50% interest in Tenant, any guarantor of this Lease, or any subtenant (whether stock, partnership, interest or otherwise) is transferred, diluted, reduced, or otherwise affected with the result that the present holder or owners of Tenant, such guarantor, or such subtenant have less than a 50% interest in Tenant, such guarantor or such subtenant, or (b) if Tenant's obligations under this Lease are taken over or assumed in consideration of Tenant leasing space in another office building. The transfer of the outstanding capital stock of any corporate Tenant, guarantor or subtenant through the "over-the-counter" market or any recognized national securities exchange (other than by persons owning 5% or more of the voting calculation of such 50% interest of clause 8.2(a) above) shall not be included in the calculation of such 50% interest in clause (a) above.

         8.3 Notwithstanding anything to the contrary in Section 8.1, Tenant shall have the right, upon notice to Landlord, to (a) sublet all or part of the Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (b) assign this Lease to a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property; provided that (i) such successor corporation assumes substantially all of the obligations and liabilities of Tenant and shall have assets, capitalization and net worth at least sufficient to perform the obligations of Tenant under this Lease, accounting for the obligations assumed by such successor in such transaction, and (ii) Tenant shall provide in its notice to Landlord the information required in Section 8.4. No such transaction shall operate to release Tenant from any liability under this Lease. For the purpose hereof "control" shall mean ownership of not less than 50% of all the voting stock or legal and equitable interest in such corporation or entity.

         8.4 If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice no later than the time required for notice under Section 8.3 in the case of an assignment or subletting, or thirty (30) days in advance of the proposed effective date of any other proposed assignment or sublease, specifying (a) the name, current address, and business of the proposed assignee or sublessee, {b) the amount "and location of the space within the Premises proposed to be so subleased, (c) the proposed effective date and duration of the assignment or subletting, and (d) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. For assignments and sublettings other than those permitted by Section 8.3, Landlord shall have fifteen (15) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Articles 17, 19 and 22 and all other provisions of this Lease which expressly survive the termination hereof; or (ii) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then fifty percent (50%) of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord), and shall be paid by Tenant to Landlord in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) Business Days after receipt thereof by Tenant; or (iii) to refuse, in Landlord's reasonable discretion, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. Landlord cannot unreasonably withhold, condition or delay its consent, but the parties agree that Landlord may reasonably refuse to consent to an assignment or subletting if the proposed assignee or subtenant is not financially creditworthy, is a governmental authority or agency, an organization or person enjoying sovereign or diplomatic immunity, a medical or dental practice or a user that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building or that will impose an excessive demand on or use of the facilities or services of the Building. It shall also be reasonable for Landlord to refuse to consent to any assignment or subletting if (x) Tenant is then in default under this Lease, or (y) such assignment of subletting would cause a default under another lease in the Building or under any ground lease, deed of trust, mortgage, restrictive ,covenant, easement or other encumbrance affecting the Project. If Landlord should fail to notify Tenant in writing of such election within the aforesaid fifteen (15) day period, Landlord shall be deemed to have elected option (iii) above. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any permitted assignment or subletting and such payment shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require any assignee to assume performance of all terms of this Lease to be performed by Tenant or any subtenant to comply with all the terms of this Lease to be performed by Tenant. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

         8.5 Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Article 8 shall be void and shall constitute a material breach of this Lease. In no event, shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option, to terminate all subleases, or to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence, or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

         8.6 A. Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively the "Trustee") in any proceeding under Title 11 of the United State Bankruptcy Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.

             B. The Trustee shall have the right to assume or assign Tenant's rights and obligations under this Lease only if the Trustee: (a) promptly cures or provides adequate assurance that the Trustee will promptly cure any default under the Lease; (b) compensates or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and (c) provides adequate assurance of future performance under the Lease. All payments of Rent required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

         8.7 The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Land or the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Project. Landlord may transfer its interest in the Project without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms of this Lease.

                                   ARTICLE IX
                                     REPAIRS

         9.1 Landlord agrees to repair and maintain the structural portions of the Building and the plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are (i) attributable to items installed in the Premises by Tenant or which are above standard interior improvements (such as, for example, custom lighting, special HVAC and/or electrical panels or systems, kitchen or restroom facilities and appliances constructed or installed within the Premises) or (ii) caused by the negligence or willful misconduct or gross negligence of Tenant or its agents, contractors, invitees and licensees, in which case Tenant will pay to Landlord, as additional rent, the cost of such maintenance and repair plus a fee equal to ten percent (10%) of the actual costs to cover overhead and a fee for Landlord's agent or manager. Amounts payable by Tenant pursuant to this Section 9.1 shall be payable on demand after receipt of an invoice therefor from Landlord. Landlord has no obligation and has made no promise to maintain, alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease. In no event shall Landlord have any obligation to maintain, repair or replace any furniture, furnishings, fixtures or personal property of Tenant. Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and of any similar law, statute or ordinance now or hereafter in effect.

         9.2 Tenant shall keep the Premises (including the Leasehold Improvements) in good order and in a safe, neat and clean condition, and, when and if needed, at Tenant's sole cost and expense, shall make all repairs to the Premises and every part thereof. No representations respecting the condition of the Premises or the Building or the other portions of the Project have been made by Landlord to Tenant except as specifically set forth in this Lease. In the event Tenant fails to promptly commence and diligently pursue the performance of such maintenance or the making of such repairs or replacements, then Landlord, at its option, may perform such maintenance or make such repairs and Tenant shall reimburse Landlord, on demand after Tenant receives an invoice therefor, the cost thereof plus a fee equal to fifteen percent (15%) of the actual costs to cover overhead and a fee for Landlord's agent or manager.

         9.3 All repairs made by Tenant pursuant to Section 9.2 shall be performed in a good and workmanlike manner by contractors or other repair personnel selected by Tenant from an approved list of contractors and repair personnel maintained by Landlord in the Project's management office; provided, however, that neither Tenant nor its contractors or repair personnel shall be permitted to do any work affecting the Central Systems. In no event shall such work be done for Landlord's account or in a manner which allows any liens to be filed in violation of Article 11. To the extent any repairs involve the making of alterations to the Premises, Tenant shall comply with the provisions of
Article 10.

         9.4 Subject to the other provisions of this Lease imposing obligations regarding repair upon Tenant, Landlord shall repair all machinery and equipment necessary to provide the services of Landlord described in Article 7 (provided that Tenant shall pay the costs of any repair to such systems or any part thereof damaged by Tenant and Tenant's employees, customers, clients, agents, licensees and invitees) and for repair of all portions of the Project which do not comprise a part of the Premises and are not leased to others.

                                   ARTICLE X
                                   ALTERATIONS

         10.1 Tenant shall not at any time during the Term make any alterations to the Premises without first obtaining Landlord's written consent thereto, which consent Landlord shall not reasonably withhold or delay; provided, however, that Landlord shall not be deemed unreasonable by refusing to consent to any alterations which are visible from the exterior of the Building or the Project, which will or are likely to cause any weakening of any part of the structure of the Premises, the Building or the Project or which will or are likely to cause damage or disruption to the Central Systems or which are prohibited by any underlying ground lease or mortgage. Notwithstanding the foregoing, Landlord's prior approval will not be required for any cosmetic, alterations to the interior of the Premises which are not visible from the exterior of the Premises which are either cosmetic in nature (such as floor or wall coverings) or are nonstructural in nature and do not affect any Central Systems and cost less than Five Thousand Dollars ($5,000), provided Landlord receives prior notice thereof and the other conditions set forth in this Article X are satisfied. Should Tenant desire to make any alterations to the Premises, Tenant shall submit all plans and specifications for such proposed alterations to Landlord for Landlord's review before Tenant allows any such work to commence, and Landlord shall promptly approve or disapprove such plans and specifications for any of the reasons set forth in this Section 10.1 or for any other reason reasonably deemed sufficient by Landlord. Tenant shall select and use only contractors, subcontractors or other repair personnel from those listed on Landlord's approved list maintained by Landlord in the Project management office. Upon Tenant's receipt of written approval from Landlord, and upon Tenant's payment to Landlord of a reasonable fee prescribed by Landlord for the work of Landlord and Landlord's employees and representatives in reviewing and approving such plans and specifications, Tenant shall have the right to proceed with the construction of all approved alterations, but only so long as such alterations are in strict compliance with the plans and specifications so approved by Landlord and with the provisions of this Article 10. All alterations shall be made at Tenant's sole cost and expense, either by Tenant's contractors or, at Tenant's option, by Landlord on terms reasonably satisfactory to Tenant, including a fee of ten percent (10%) of the actual costs of such work to cover Landlord's overhead and a fee for Landlord's agent or manager in supervising and coordinating such work. In no event, however, shall anyone other than Landlord or Landlord's employees or representatives perform work to be done which affects the Central Systems.

         10.2 All construction, alterations and repair work done by or for Tenant shall (a) be performed in such a manner as to maintain harmonious labor relations; (b) not adversely affect the safety of the Project, the Building or the Premises or the systems thereof and not affect the Central Systems; (c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements; (d) not result in any usage in excess of Building Standard of water; electricity, gas, or other utilities or of heating, ventilating or air-conditioning (either during or after such work) unless prior written arrangements satisfactory to Landlord are made with respect thereto; (e) be completed promptly and in a good and workmanlike manner and in compliance with all rules and regulations promulgated by Landlord; and (f) not disturb Landlord or other tenants in the Building. After completion of any alterations to the Premises, Tenant will deliver to Landlord a copy of "as built" plans and specifications depicting and describing such alterations.

         10.3 All Leasehold Improvements, alterations and other physical additions made to or installed by or for Tenant in the Premises shall be and remain Landlord's property (except for Tenant's furniture, personal property and movable trade fixtures) and shall not be removed without Landlord's written consent; provided, however, Landlord may, by notice to Tenant given concurrently with Landlord's approval of any alterations or physical additions made to the Premises after the Commencement Date, elect to require Tenant to remove same upon the expiration or earlier termination of the Term of this Lease. Tenant agrees to remove, at its sole cost and expense, all of Tenant's furniture, personal property and movable trade fixtures, and, if directed to or permitted to do so by Landlord in writing, all, or any part of, the alterations and other physical additions made by Tenant to the Premises, on or before the Expiration Date or any earlier date of termination of this Lease. Tenant shall repair, or promptly reimburse Landlord for the cost of repairing, all damage done to the Premises or the Building by such removal. Any alterations or physical additions made by Tenant which Landlord does not direct or permit Tenant to remove at any time during or at the end of the Term shall become the property of Landlord at the end of the Term without any payment to Tenant. Landlord reserves the right to require Tenant to remove any alterations or physical additions made by Tenant to which Landlord did not expressly consent. If Tenant fails to remove any of Tenant's furniture, personal property or movable trade fixtures by the Expiration Date or any sooner date of termination of the Lease or, if Tenant fails to remove any alterations and other physical additions made by Tenant to the Premises which Landlord has in writing directed Tenant to remove, Landlord shall have the right, on the fifth (5th) day after Landlord's delivery of written notice to Tenant to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all costs of such disposition of Tenant's abandoned property, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. The provisions of this Section 10.3 shall survive the expiration or any earlier termination of this Lease.

                                   ARTICLE XI
                                      LIENS

         11.1 Tenant shall keep the Project, the Building and the Premises and Landlord's interest therein from any liens arising from any work performed, materials furnished, or obligations incurred by, or on behalf of Tenant (other than by Landlord pursuant to Exhibit "C"). Notice is hereby given that neither Landlord nor any mortgagee or Lessor of Landlord shall be liable for any labor or materials furnished to Tenant except as furnished to Tenant by Landlord pursuant to Exhibit "C". If any lien is filed for such work or materials, such lien shall encumber only Tenant's interest in leasehold improvements on the Premises. Within ten (10) days after Tenant learns of the filing of any such lien, Tenant shall notify Landlord of such lien and shall either discharge and cancel such lien of record or post a bond sufficient under the laws of the State of California to cover the amount of the lien claim plus any penalties, interest, attorneys' fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond such lien within ten
(10) calendar days after written demand from Landlord, Landlord shall have the right, at Landlord's option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all amounts so paid by Landlord, including expenses, interest, and attorneys' fees.

                                  ARTICLE XII
                          USE AND COMPLIANCE WITH LAWS

         12.1 The Premises shall be used only for executive and administrative offices for the uses specifically set forth in Section 1.1Q and for no other purposes whatsoever. Tenant shall use and maintain the Premises in a clean, careful, safe, lawful and proper manner and shall not allow within the Premises, any offensive noise, odor, conduct or private or public nuisance or permit Tenant's employees, agents, licensees or invitees to create a public or private nuisance or act in a disorderly manner within the Building or in the Project. Any statement as to the particular nature of the business to be conducted by Tenant in the Premises and uses to be made thereof by Tenant as set forth in
Section 1.1Q hereof shall not constitute a representation or warranty by Landlord that such business or uses are lawful or permissible under any certificate or occupancy for the Premises or the Building or are otherwise permitted by law. Landlord does, however, represent that any certificate of occupancy issued with respect to the Premises shall allow use for executive and administrative offices.

         12.2 Tenant shall, at Tenant's sole expense, (a) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, (b) comply with any directive, order or citation made pursuant to Law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant's obligations hereunder or by or through other fault of Tenant, (c) comply with all insurance requirements applicable to the Premises and (d) indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers by reason of Tenant's failure to comply with its obligations under clauses (a),
(b) or (c) above. If Tenant receives notice of any such directive, order citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice. Nothing contained herein shall be interpreted to require Tenant to perform structural or capital improvement work unless required due to Tenant's specific use of the Premises as opposed to office use in general. Landlord shall be responsible for compliance pursuant to subparagraphs (a), (b) and (c) above to the extent such compliance relates to the Building or the Project (exclusive of the Premises), which compliance costs shall be part of Operating Costs, subject to the terms of
Section 5.2A above. If Tenant receives notice of any such directive, order, citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.

         12.3 After completion of the Leasehold Improvements in the Premises, Tenant shall be responsible for causing, at Tenant's sole cost and expense, the Premises to comply with the Americans With Disabilities Act of 1990, as subsequently amended (then ADAM), and all similar federal, state and local laws, rules and regulations and subsequent amendments thereof. Landlord shall also be responsible for causing the initial Leasehold Improvements to comply with the requirements of the ADA then in effect. Landlord shall be responsible for causing, as and when deemed appropriate by Landlord, the Common Areas to comply with the ADA, the costs for which shall constitute a component of Operating Costs, except to the extent such costs are incurred as a result of Tenant's specific use of the Premises, or as a result of any alterations to the Premises made by or on behalf of Tenant, in which case such costs will be the sole responsibility of Tenant.

                                  ARTICLE XIII
                              DEFAULT AND REMEDIES

         13.1 The occurrence of any one or more of the following events shall constitute an Event of Default (herein so called) of Tenant under this Lease:
(a) if Tenant fails to pay any Rent hereunder as and when such Rent becomes due and such failure shall continue for more than five (5) days after Landlord gives Tenant notice of past due Rent; (b) if an Event of Default in Tenant's obligation to pay Rent hereunder occurs more than twice in any period of twelve
(12) months; (c) if the Premises are abandoned; (d) if Tenant permits to be done anything which creates a lien upon the Premises and fails to discharge or bond such lien or post such security with Landlord as is required by Article 11; (e) if Tenant violates the provisions of Article 8 by attempting to make an unpermitted assignment or sublease; (f) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure; (g) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future Section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings; (h) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; (i) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or (j) if Tenant fails to perform or observe any other terms of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period .and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time a failure to complete such correction could cause Landlord to be subject to prosecution for violation of any law, rule, ordinance or regulation or causes, or could cause, a default under any mortgage, underlying lease, tenant leases or other agreements applicable to the Project. The provisions of any notice given pursuant to the foregoing will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, California Code of Civil Procedure Section 1161 regarding unlawful detainer actions and any successor statute or similar law).

         13.2 If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

              A. The worth at the time of award of all unpaid Base Rent and Additional Rent which had been earned at the time of termination;

              B. The worth at the time of award of the amount by which all unpaid Base Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

              C. The worth at the time of award of the amount by which all unpaid Base Rent and Additional Rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

              D. All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the Interest Rate. The "worth at the time of award" of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         Notwithstanding the occurrence of an Event of Default, pursuant to California Civil Code Section 1951.4, or any successor statute thereof, Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover all rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable restrictions. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant. The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

         13.3 No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.

         13.4 No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. Landlord's acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may arise between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to Tenant from Landlord.

         13.5 The rights granted to Landlord in this Article 13 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including all attorneys' fees incurred in connection with the collection of any sums due hereunder or the enforcement of any right or remedy of Landlord.

         13.6 Landlord win not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any default by Landlord, Tenant may exercise any of its rights provided at law or in equity, subject to the limitations on liability set forth in Section 25.5 of this Lease. Tenant shall also be entitled to its professional fees from Landlord to the extent Tenant is the prevailing party in any action against Landlord as provided in Section 25.1 hereof.

                                  ARTICLE XIV
                                   INSURANCE

         14.1 A. Tenant, at its sole expense, shall obtain and keep in force during the Term the following insurance: (a) "All Risk" insurance insuring all property located in the Premises, including furniture, equipment, fittings, installations, fixtures, supplies and any other personal property, leasehold improvements and alterations, other than the Leasehold Improvements ("Tenant's Property"), in an amount equal to the full replacement value, it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (b) Business Interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Section 14.1(a) or attributable to the prevention of access to the Premises by civil authority; and sufficient to reimburse Tenant for Rent in the event of a casualty to, or temporary taking of the Building or the Premises; (c) Commercial general public liability insurance including personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, with a cross liability clause and a severability of interests clause to cover Tenant's indemnities set forth herein, and products and completed operations liability, in limits not less than $2,000,000.00 inclusive per occurrence or such higher limits as Landlord may reasonably require from time to time during the Term; (d) Worker's Compensation and Employer's Liability insurance, with a waiver of subrogation endorsement, in form and amount as required by applicable law for Worker's Compensation, and $1,000,000 per occurrence for Employer's Liability; and (e) any other form or forms of insurance or any changes or endorsements to the insurance required herein as Landlord, or any mortgagee or lessor of Landlord may reasonably require, from time to time, in form or in amount, and for insurance risks against which a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially acceptable rates.

              B. Tenant shall have the right to include the insurance required by Section l4.1A under Tenant's policies of "blanket insurance," provided that no other loss which may also be insured by such blanket insurance shall affect the insurance coverages required hereby and further provided that Tenant delivers to Landlord a certificate specifically stating that such coverages apply to Landlord, the Premises and the Project. All policies of insurance required by Section 14.1A(c) shall name Landlord as additional insured and shall also name all mortgagees and lessors of Landlord, of which Tenant has been notified, additional insureds, all as their respective interest may appear. An such policies or certificates shall be issued by insurers reasonably acceptable to Landlord and in form satisfactory to Landlord. Tenant shall deliver to Landlord certificates with copies of policies, together with satisfactory evidence of payment of premiums for such policies, by the Commencement Date and, with respect to renewals of such policies, not later than thirty (30) days prior to the end of the expiring term of coverage. All policies of insurance shall be endorsed to be primary and noncontributory to any insurance which may be carried by Landlord. All such policies shall contain an agreement by the insurers that the insurers shall notify Landlord and any mortgagee or lessor of Landlord in writing, by certified mail, return receipt requested, not less than thirty (30) days before any material change, reduction in coverage, cancellation, including cancellation for nonpayment of premium, or other termination thereof or change therein and shall (with respect to the insurance required by clauses (a) and (b) of Section 14.1A) include a clause or endorsement denying the insurer any rights or subrogation against Landlord.

         14.2 Landlord shall insure the Building and Leasehold Improvements against damage with property insurance and shall carry commercial general public liability insurance, all in such amounts and with such deductible as Landlord reasonably deems appropriate. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided hereinabove, Landlord shall not be required to carry insurance of any kind on Tenant's Property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord.

         14.3 Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of insurance on the Premises or the Building, and Tenant shall comply with all requirements and regulations of Landlord's insurers. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

         14.4 Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage, "All Risk" or similar policies covering real property or personal property (or which would have been covered if Tenant or Landlord, as the case may be, was carrying the insurance required by this Lease). Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease. Insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said policies by reason of such waivers.

                                   ARTICLE XV
                          DAMAGE BY FIRE OR OTHER CAUSE

         15.1 Within sixty (60) days after the date Landlord learns of the necessity for repairs as a result of a casualty, Landlord shall notify Tenant ("Damage Repair Estimate") of Landlord's estimated assessment of the period of time in which the repairs will be completed, which assessment shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repairs of comparable buildings. If the Premises or the Building or any portion thereof (exclusive of the Premises) is damaged or destroyed by any casualty to the extent that, in Landlord's reasonable judgment, (a) repair of such damage or destruction would not be economically feasible, or (b) the damage or destruction to the Building and/or the Premises cannot be repaired within one hundred eighty (180) days after the date Landlord learns (if the necessity for repairs as a result of such damage or destruction, or if the proceeds from insurance remaining after any required payment to any mortgagee or lessor of Landlord are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord's option, to terminate this Lease (provided Landlord terminates, with respect to a damage or destruction to the Building only, the leases of all of the other tenants of the Building similarly situated) by giving Tenant notice of such termination, within sixty (60) days after the date Landlord learns of the necessity for repairs as a result of such damage or destruction.

         15.2 If Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the Damage Repair Estimate indicates that repairs cannot be completed within one hundred eighty (180) days after being commenced, Tenant may elect, not later than thirty (30) days after Tenant's receipt of the Damage Repair Estimate, to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant's notice.

         15.3 In the event of partial destruction or damage to the Building or the Premises which is not subject to Section 15.1 or 15.2, but which renders the Premises partially but not wholly untenantable, this Lease shall not terminate and Rent shall be abated in proportion to the area of the Premises which cannot be used or occupied by Tenant as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to force majeure (as defined in Section 25.6) or to Tenant Delay and to the extent and availability of insurance proceeds, restore the Premises to as near the same condition as existed prior to such partial damage or destruction. If Landlord fails to proceed with reasonable diligence to rebuild the Premises, or if the Premises are not repaired or rebuilt within one hundred eighty (180) days, for a reason other than force majeure or Tenant Delays, then Tenant may, at Tenant's sole option, elect to terminate this Lease upon thirty
(30) days written notice to Landlord, unless Landlord cures the failure within such thirty (30) day period of time, in which case Tenant's termination notice shall be of no effect. In no event shall Rent abate (except to the extent Landlord recovers insurance therefor) or shall any termination by Tenant occur if damage to or destruction of the Premises is the result of the negligence or willful act of Tenant, or Tenant's agents, employees, representatives, contractors, successors, assigns, licensees or invitees.

         15.4 If any material portion of the Premises is destroyed by fire or other causes at any time during the last year of the Term, such that the Premises or a material portion thereof cannot be occupied for in excess of thirty (30) days as a result thereof, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within fifteen (15) days after the date of such destruction.

         15.5 Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building, provided that Landlord shall use good faith efforts to minimize such inconvenience, loss or annoyance. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of the Premises.

         15.6 In the event of termination of this Lease pursuant to Sections 15.1, 15.2 or 15.4, all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination: provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

                                  ARTICLE XVI
                                  CONDEMNATION

         16.1 In the event the whole or substantially the whole of the Building or the Premises are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority.

         16.2 In the event any portion of the Building shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord's judgment, is such that the Building cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord's option, to terminate this Lease (provided Landlord also terminates the leases of the other tenants of the Building similarly situated), effective as of the date specified by Landlord (at least sixty (60) days in the future) in a written notice of termination from Landlord to Tenant.

         16.3 In the event any portion of the Parking Facility shall be taken by condemnation, which taking in Landlord's judgment is such that the Parking Facility cannot be restored in an economically feasible manner for use substantially as originally designed, including in such consideration the possible use of additional Parking Facility in the vicinity of the Building, then Landlord shall have the right, at Landlord's option, to terminate this Lease (provided Landlord also terminates the leases of the other tenants of the Building similarly situated), effective as of the date specified by Landlord (at least sixty (60) days in the future) in a written notice of termination from Landlord to Tenant. In addition, Tenant shall have the right to terminate this Lease if twenty-five percent (25%) or more of the parking spaces in the Parking Facility is taken and Landlord does not provide reasonably suitable alternative parking within walking distance from the Building.

         16.4 In the event that a portion, but less than substantially the whole, of the Premises shall be taken by condemnation, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, and unless Landlord exercises its option to terminate this Lease pursuant to Section 16.2 or Tenant exercises its option to terminate this Lease pursuant to this Section 16.4 below, this Lease shall remain in full force and effect as to the remainder of the Premises. If (i) more than ten percent (10%) of the Net Rentable Area of the Premises shall be taken by condemnation and such condemnation renders the Premises unusable for the business of Tenant, as reasonably determined by Tenant, or (ii) a substantial portion of the Building or the Parking Facility is taken by condemnation rendering the Premises unusable for the business of Tenant, as reasonably determined by Tenant, or (iii) all or any portion of the Premises is taken by condemnation for a period in excess of sixty (60) days, then in any such event Tenant may elect to terminate this Lease as of the date specified by Tenant in a written notice of termination from Tenant to Landlord, which date shall not be later than sixty (60) days following the date of the taking. If such condemnation is not sufficiently extensive to render the Premises unusable for the business of Tenant as reasonably determined by Tenant, and Landlord has not elected to terminate this Lease in accordance with the provisions of Section 16.2, 16.3 or this Section 16.4, then Landlord shall promptly restore the Premises to a condition comparable to its condition immediately prior to such condemnation (excluding Tenant's alterations, furniture, fixtures and equipment), less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect, except that after the date of any such taking of the Premises, the Rent shall be equitably apportioned from and after such date.

         16.5 In the event of termination of this Lease pursuant to the provisions of Section 16.1, 16.2, or 16.3, the Rent shall be apportioned as of such date of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

         16.6 All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant.

         16.7 If any portion of the Project other than the Building or the Parking Facility is taken by condemnation, or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term for a period of less than sixty (60) days, this Lease shall, subject to
Section 16.4 above, be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In the event of any such temporary taking for use or occupancy of all or any part of the Premises, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term and Landlord shall be entitled to appear, claim, prove and receive the portion of the award that represents the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term hereof. In the event of any such condemnation of any portion of the Project other than the Building, Landlord shall be entitled to appear, claim, prove and receive all of that award. In the event of any permanent taking of the Premises, Tenant will have the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant's furniture, fixtures, equipment and other personal property within the Premises, for Tenant relocation expenses, and for any loss of good will or other damage to Tenant's business by reason of such taking, but Tenant will not be entitled to any so-called bonus or excess value of this Lease, which will be the sole property of Landlord.

         16.8 Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future law, ordinance or governmental regulation providing for, or allowing either party to petition the courts of the state in which the Project is located for, a termination of this Lease upon a partial taking of the Premises and/or the Building.

                                  ARTICLE XVII
                                 INDEMNIFICATION

         17.1 Except as otherwise expressly provided in this Article XVII, Tenant shall, and hereby agrees to, indemnify, defend and hold Landlord harmless from any Claims (as such term is defined below) arising from the use or occupancy of the Common Areas and the Premises by Tenant or any Tenant Party (as such term is defined below). Notwithstanding the foregoing, Tenant shall not be required to indemnify, defend, and/or hold Landlord harmless from any Claims to the extent any such Claim results from the negligence or willful misconduct of Landlord or any Landlord Party (as such term is defined below). Additionally, without limiting the foregoing, because Landlord maintains insurance on the Building and the Leasehold Improvements pursuant to Section 14.2 of this Lease, and because Tenant compensates Landlord for such insurance as part of Tenant's Share of Operating Costs, and because of the existence of waivers of subrogation set forth in Section 14.4 of this Lease, the foregoing obligation of Tenant to indemnify, defend and hold harmless Landlord shall not apply to any Claims pertaining to loss or damage to any property to the extent such Claim is covered by such insurance required to be carried by Landlord under this Lease, even if such Claim results in whole or in part from the negligent acts, omissions/or willful misconduct of Tenant or any Tenant Party. If Landlord is made a party to any litigation commenced by or against Tenant pertaining to any Claim caused or alleged to have been caused by Tenant or any Tenant Party for which Tenant is obligated pursuant to the foregoing to indemnify Landlord, and provided that in any such litigation Landlord or a Landlord Party is not finally adjudicated to be at fault, then Tenant shall pay all costs and expenses, including attorneys' fees and court costs, incurred by or imposed upon Landlord because of any such litigation, and the amount of all such costs and expenses, including attorneys' fees and court costs, shall be a demand obligation owing by Tenant to Landlord.

         17.2 Except as otherwise expressly provided in this Article XVII, Landlord shall, and hereby agrees to, indemnify, defend, and hold harmless Tenant from any Claims which result from the negligent or willful misconduct of Landlord or any Landlord Party. Notwithstanding the foregoing, Landlord shall not be required to indemnify, defend, and/or hold Tenant harmless from any Claims to the extent any such Claim results from the negligence or willful misconduct of Tenant or any Tenant Party. Without limiting the foregoing, Landlord shall not be liable for any Claims caused by other tenants or persons in the Building or by occupants of adjacent property thereto, or by the public, or caused by construction (except if such construction is carried out by or under the direction of Landlord or any Landlord Party), or by any private, public, or quasi-public work. Additionally, without limiting the foregoing, because Tenant is required to carry insurance covering Tenant's Property pursuant to Section 14.1 of this Lease, and because of the existence of waivers of subrogation set forth in Section 14.4 of this Lease, the foregoing obligation of Landlord to indemnify, defend, and hold harmless Tenant shall not apply to any Claims pertaining to loss or damage to any of Tenant's Property to the extent such Claim is covered by such insurance required to be carried by Tenant under this Lease, even if such Claim results in whole or in part from the negligent acts, omissions, or willful misconduct of Landlord or any Landlord Party. If Tenant is made a party to any litigation commenced by or against Landlord pertaining to any Claim caused or alleged to have been caused by Landlord or any Landlord Party for which Landlord is obligated pursuant to the foregoing to indemnify Tenant, and provided that in any such litigation Tenant or a Tenant Party is not finally adjudicated to be at fault, then Landlord shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred by or imposed upon Tenant because of any such litigation, and the amount of all such costs and expenses, including reasonable attorneys' fees and court costs, shall be a demand obligation owing by Landlord to Tenant.

         17.3 For purposes of this Article XVII: "Claims" shall mean and refer to any damage to any property or injury to, or death of, any person, including, without limitation, attorneys' fees and costs; "Landlord Party" and "Tenant Party," respectively, shall mean and refer to Landlord and Tenant, and their respective agents, employees, representatives, contractors, successors, assigns, and licensees. The provisions of this Article XVII shall survive the expiration or earlier termination of this Lease with respect to any Claims arising before such expiration or termination.

                                 ARTICLE XVIII
                     SUBORDINATION AND ESTOPPEL CERTIFICATES

         18.1 This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds to secure debt, mortgages, or other security instruments which now or hereafter cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such mortgages. Except as expressly provided in this Section 18.1 below, this provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Upon demand, however, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require, and if Tenant fails to so execute, acknowledge and deliver such Instruments within ten (10) days after Landlord's request, Tenant shall be in default of this Lease. Tenant shall not unreasonably withhold, delay, or defer its written consent reasonable modifications in this Lease which are a condition of any construction, interim or permanent financing for the Project or any reciprocal easement agreement with facilities in the vicinity of the Building, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant's use and enjoyment of the Premises. This Lease is further subject and subordinate to:
(a) all applicable ordinances of any government authority having jurisdiction over the Project, relating to easements, franchises, and other interests or rights upon, across, or appurtenant to the Project; and (b) all utility easements and agreements, now or hereafter created for the benefit of the Project. Notwithstanding anything above to the contrary, Landlord agrees to provide Tenant with commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders and deed of trust beneficiaries of Landlord acquiring an interest in the Building or the underlying land after the date of this Lease until the expiration of the Term of this Lease in consideration of, and as an express condition precedent to, any subordination of the Lease provided hereunder. Further, Landlord agrees to use commercially reasonable efforts to provide to Tenant, within ninety (90) days after the date hereof, the Subordination, Non-Disturbance and Attornment Agreement substantially in the form of Exhibit "F" attached hereto and made a part hereof, in recordable form, fully executed by any ground lessors, mortgage holders and deed of trust beneficiaries in existence as of the date hereof, which Subordination, Non-Disturbance and Attornment Agreement Tenant shall execute and deliver to Landlord within ten (10) days of Tenant's receipt thereof.

         18.2 Notwithstanding the generality of the foregoing provisions of
Section 18.1, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such mortgage, or the sale of the Building under any such mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee or any person or entities succeeding to the interest of such mortgagee or the purchaser at any foreclosure sale ("Successor Landlord"), automatically become the Tenant (or if the Premises has been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease); provided, however, that the Successor Landlord shall not be (i) bound by any payment made by Tenant of Rent or Additional Rent for more than one (1) month in advance, except for a Security Deposit previously paid to Landlord (and then only if such Security Deposit has been deposited with and is under the control of the Successor Landlord), (ii) bound by any termination, modification, amendment or surrender of the Lease done without the Successor Landlord's consent, (iii) liable for any damages or subject to any offset or defense by Tenant to the payment of Rent by reason of any act or omission of any prior landlord (including Landlord), or (iv) personally or corporately liable, in any event, beyond the limitations on liability set forth in Section 25.5 of this Lease. This agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale conveyance in lieu thereof or termination of any underlying lease. Tenant shall upon demand at any time, before or after any such foreclosure or termination execute, acknowledge, and deliver to the Successor Landlord any written instruments and certificates evidencing such attornment as such Successor Landlord may reasonably require; provided, however, that Landlord shall use its reasonable efforts to require that such agreement provide that upon such attornment, as long as Tenant is not in default hereunder, Tenant's possession of the Premises under this Lease shall not be disturbed.

         18.3 Tenant shall, from time to time, within ten (10) days after request from Landlord, or from any mortgagee or lessor of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder; the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be requested by Landlord or any mortgagee or lessor of Landlord. Any such certificate may be relied upon by Landlord, any Successor Landlord, or any mortgagee or lessor of Landlord.

                                  ARTICLE XIX
                            SURRENDER OF THE PREMISES

         19.1 Upon the Expiration Date or earlier termination of this Lease, or upon any re-entry of the Premises by Landlord in accordance with this Lease without terminating this Lease pursuant to Section 13.2, Tenant, at Tenant's sole cost and expense, shall peacefully vacate and surrender the Premises to Landlord in good order, broom clean and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved by Landlord or Tenant (subject to Section 10.3 hereof), reasonable use and wear thereof and repairs which are Landlord's obligations under Articles 9, 15 and l6 only excepted, and Tenant shall remove all of Tenant's Property and turn over all keys for the Premises to Landlord. No provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant's Property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at monthly installments of Rent equal to one hundred fifty percent (150%) of the monthly portion of Rent in effect as of the date of expiration or earlier termination, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. The provisions of this Article 19 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE XX
                           LANDLORD'S RIGHT TO INSPECT

         20.1 Landlord shall retain duplicate keys to all doors of the Premises. Tenant shall provide Landlord with new keys should Tenant receive Landlord's consent to change the locks.

Landlord shall have the right to enter the Premises to provide janitorial service as required under this Lease and other times at reasonable hours following reasonable prior notice (or, in the event of an emergency, at any hour) (a) to exhibit the same to present to prospective mortgagees, lessors or purchasers during the Term and to prospective tenants during the last year of the Term, (b) to inspect the Premises, (c) to confirm that Tenant is complying with all of Tenant's covenants and obligations under this Lease, (d) to make repairs required of Landlord under the terms of this Lease, (e) to make repairs to areas adjoining the Premises, and (f) to repair and service utility lines or other components of the Building; provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant's business.

                                  ARTICLE XXI
                                SECURITY DEPOSIT

         21.1 Tenant's Security Deposit shall be held by Landlord, without liability for interest except to the extent required by law, as security for the performance of Tenant's obligations under this Lease. Unless required by applicable law, Landlord shall not be required to keep the Security Deposit segregated from other funds of Landlord. Tenant shall not assign or in any way encumber the Security Deposit. Upon the occurrence of any Event of Default by Tenant, Landlord shall have the right, without prejudice to any other remedy, to use the Security Deposit, or portions thereof, to the extent necessary to pay any arrearages in Rent, and any other damage, injury or expense. Following any such application of all or any portion of the Security Deposit, Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, any remaining balance of the Security Deposit shall be returned to Tenant, provided that Tenant surrenders the Premises without damage pursuant to Article 19 hereof. If Landlord transfers its interest in the Premises during the Term, Landlord shall assign the Security Deposit to the transferee, and thereafter Landlord shall have no further liability to Tenant for the Security Deposit.

                                  ARTICLE XXII
                                    BROKERAGE

         22.1 Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, other than with Broker(s) (who shall be paid by Landlord in accordance with Landlord's separate agreement(s) with the Broker(s)) and each party shall, and hereby agrees to, indemnity and hold the other harmless from all costs (including court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker, other than with Broker(s). This provision shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE XXIII
                       OBSERVANCE OF RULES AND REGULATIONS

         23.1 Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations (herein so called) attached to this Lease as such Rules and Regulations may be changed from time to time. Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided Landlord gives Tenant prior notice of such changes and provided that such new rules and regulations or changes in existing rules and regulations do not conflict with this Lease, and do not materially interfere with the lawful conduct of Tenant's business in the Premises. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations.

                                  ARTICLE XXIV
                                     NOTICES

         24.1 All notices, consents, demands, requests, documents, or other communications (other than payment of Rent) required or permitted hereunder (collectively, "notices") shall be deemed given, whether actually received or not, when dispatched for hand delivery or delivery by air express courier (with signed receipts) to the other party, or on the second Business Day after deposit in the United States mail, postage prepaid, certified, return receipt requested, except for notice of change of address which shall be deemed given only upon actual receipt. The addresses of the parties for notices are set forth in
Article 1, or any such other addresses subsequently specified by each party in notices given pursuant to this Section 24.1.

                                  ARTICLE XXV
                                  MISCELLANEOUS

         25.1 Professional Fees. In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its professional fees for attorneys, appraisers and accountants, its investigation costs, and any other legal expenses and court costs incurred by the prevailing party in such action or proceeding.

         25.2 Reimbursements. Wherever the Lease requires Tenant to reimburse Landlord for the cost of any item, such costs will be the reasonable and customary charge periodically established by Landlord for such item. Landlord shall keep in its on-site manager's office a schedule of such charges (which Landlord may periodically change) for Tenant's examination. The schedule of charges may include, at the discretion of Landlord, a reasonable allocation of overhead, administrative, and related costs and a reasonable fee for Landlord's agent or manager who performs such services or arranges for performance of such services. All such charges shall be payable upon demand as Additional Rent.

         25.3 Severability. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining agreements contained in this Lease shall not be affected.

         25.4 Non-Merger. There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate in the Project or any interest in such fee estate.

         25.5 Landlord's Liability. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Project for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Project. No other assets of Landlord or any members, partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

         25.6 Force Majeure. Whenever the period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant. Force Majeure shall not excuse or delay Tenant's obligation to pay Rent or any other amount due under this Lease.

         25.7 Headings. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, and successors and assigns of the parties thereto.

         25.8 Successors and Assigns. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns or the parties hereto. If there be more than one Tenant; the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, Tenant's obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of Tenant's obligations hereunder. Notwithstanding the foregoing, nothing contained in this Section 25.8 shall be deemed to override Article 8.

         25.9 Landlord's Representations. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building, the Parking Facility, the Land, or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

         25.10 Entire Agreements; Amendments. This Lease and the Exhibits and Riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

         25.11 Tenant's Authority. If Tenant signs as a corporation, execution hereof shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the State of California and in good standing with the State of California, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Tenant signs as a limited liability company, partnership, trust; or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied with all applicable laws, rules, and governmental regulations relative to Tenant's right to do business in the State of California, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary or appropriate company, partnership, trust, or other actions.

         25.12 Governing Law. This Lease shall be governed by and construed under the laws of the State of California. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each Party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

         25.13 Tenant's Use of Name of the Building. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not do or permit the doing of anything in connection with Tenant's business or advertising (including brokers' flyers promoting sublease space) which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Tenant and Landlord, the Building, or the Land.

         25.14 Ancient Lights. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

         25.15 Changes to Project by Landlord. Landlord shall have the unrestricted right to make changes to all portions of the Project in Landlord's reasonable discretion for the purpose of improving access or security to the Project or the flow of pedestrian and vehicular traffic therein.

Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, bathrooms, or any other Common Areas so long as reasonable access to the Premises remains available. Landlord shall also have the right to (a) rearrange, change, expand or contract portions of the Project constituting Common Areas, (b) to use Common Areas while engaged in making improvements, repairs or alterations to the Project, or any portion thereof, and (c) to do and perform such other acts and make such other changes in to or with respect to the Project, or any portion thereof, as Landlord may, in the exercise of sound business judgment, deem to be appropriate. Landlord shall be entitled to change the name or address of the Building or the Project. Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Project for such temporary periods as Landlord deems legally sufficient to evidence Landlord's ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any party other than Landlord.

         25.16 Time of Essence. Time is of the essence of this Lease.

         25.17 Landlord's Acceptance of Lease. The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless said Lease is consented to by mortgagee, and any lessor of Landlord, to the extent such consent is required, and Landlord executes a copy of this Lease and delivers the same to Tenant.

         25.18 Performance by Tenant. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any abatement of Rent. If Tenant shall fail to pay any Rent, other than Base Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for longer than the period of cure, if any, permitted in Section 13.l, Landlord may, at its option, without waiving or releasing Tenant from obligations of Tenant, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

         25.19 Financial Statements. At any time during the term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with, if available, the most recent existing financial statement and existing financial statements of the two (2) years prior to the most recent financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

         25.20 Guaranty. For the benefit of Landlord, this Lease is subject to and conditional upon the Guarantor(s)' delivery to Landlord, concurrently with Tenant's execution and delivery of this Lease to Landlord, of Guaranty in the form of and upon the terms contained in Exhibit

"E" attached hereto and incorporated herein by this reference, which shall be fully executed by the Guarantor(s) specified in Section 1.1W of Article I of this Lease.

         25.21 Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease without hindrance or molestation by Landlord or its employees or agents.

         25.22 Directory; Signs. Landlord shall provide to Tenant entry door signage at Tenant's cost, and such entry door signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program. Tenant shall also be entitled to have Tenant's name, as well as the names of Tenant's employees, at Tenant's sole cost and expense, listed on a directory sign in the main lobby of the Building, up to a maximum of five (5) directory strips. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

                                  ARTICLE XXVI
                               SUBSTITUTION SPACE

         26.1 Landlord shall have a one-time right, which right may be exercised by Landlord at any time prior to the end of the Term of this Lease, or any renewal or extension hereof, to substitute, instead of the Premises, other space within the Project (which space shall have a Net Rentable Area of not less than the Net Rentable Area in the Premises as of the date of such substitution and shall be located on a floor of a building in the Project no lower than the floor on which the original Premises are located and in an area substantially similar to the location of the original Premises in the Building), hereinafter called the "Substitution Space".

         26.2 If Landlord desires to exercise such right prior to the Commencement Date, Landlord shall give written notice thereof to Tenant not later than thirty (30) days prior to the effective date of such substitution, which notice shall specify the Substitution Space in question and the description of the Premises set forth in this Lease shall, without further act on the part of Landlord or Tenant, be deemed amended so that the Substitution Space shall, for all purposes, be deemed the Premises hereunder and all of the terms, covenants, conditions, provisions, and agreements of this Lease, including those agreements to pay Rent, shall continue in full force and effect and shall apply to the Substitution Space. The Leasehold Improvements in the Substitution Space shall be completed in the manner set forth in Exhibit "C" of this lease, and the costs thereof shall be allocated between Landlord and Tenant as described therein; provided, however, that if, prior to Landlord's notice of its election to substitute the Substitution Space for the Premises, Tenant has reasonably incurred costs or expenses in connection with planning or construction of the Leasehold Improvements in the original Premises and Tenant is (i) unable to use the plans or materials in question in connection with the Leasehold Improvements in the

Substitution Space or (ii) unable to cancel orders for or return the materials in question for credit. Landlord shall reimburse Tenant for such costs and expenses (net of all applicable credits) upon presentation by Tenant of appropriate invoices and other substantiating materials therefor.

         26.3 If Landlord desires to exercise such right after the Commencement Date, Landlord shall give Tenant at least sixty (60) days' prior written notice thereof specifying the effective date of such substitution, whereupon, as of such effective date: (a) the description of the Premises set forth in this Lease shall, without further act on the part of Landlord or Tenant, be deemed amended so that the Substitution Space shall, for all purposes, be deemed the Premises hereunder, and all of the terms, covenants, conditions, provisions, and agreements of this Lease, including those agreements to pay Rent, shall, subject to adjustment as provided in Section 26.6 below, continue in full force and effect and shall apply to the Substitution Space, and (b) Tenant shall move from the present Premises into the Substitution Space and shall vacate and surrender possession to Landlord of the present Premises, and if Tenant continues to occupy the present Premises after such effective date, then thereafter, during the period of such occupancy, Tenant shall pay Rent for the present Premises as set forth in this Lease, in addition to the Rent for the Substitution Space at the above-described rates. Tenant shall accept possession of the Substitution Space in its "as-is" condition as of such effective date.

         26.4 Notwithstanding the provisions of Section 26.3 above, if Landlord exercises its right to substitute the Substitution Space for the Premises after the Commencement Date, then Tenant shall have the option to require Landlord, at Landlord's expense, to alter the Substitution Space in a manner substantially similar to the manner as the present Premises were finished out or altered pursuant to this Lease. Such option shall be exercised, if at all, by notice from Tenant to Landlord within fifteen (15) days after the aforesaid notice from Landlord to Tenant of such proposed substitution; otherwise, such option in favor of Tenant shall be null and void. If such option is validly so exercised by Tenant: (a) Tenant shall continue to occupy the present Premises (upon all of the terms, covenants, conditions, provisions, and agreements of this Lease, including the covenant for the payment of Rent) until the date on which Landlord shall have substantially completed such alteration work in the Substitution Space such that Tenant can commence business operations from the Substitution Space; and (b) Tenant shall move from the present Premises into the Substitution Space immediately upon the date of such substantial completion by Landlord and shall vacate and surrender possession to Landlord of the present Premises after such date, and if Tenant continues to occupy the present Premises following such date of substantial completion, then, thereafter during the period of such occupancy, Tenant shall pay Rent for the present Premises as set forth in this lease in addition to the Rent for the Substitution Space at the above-described rates. Landlord shall use its good faith efforts to allow Tenant to move into the Substitution Space over the weekend immediately prior to the date of substantial completion of the same. With respect to such alteration work in the Substitution Space, if Tenant requests materials or installations other than those originally installed by Landlord, or if Tenant shall make changes in the work (such non-original materials or installations or changes being subject to Landlord's prior written approval), and if such non-original materials or installations or changes shall delay the work to be performed by Landlord, or if Tenant shall otherwise delay the substantial completion of the work, the occurrence of such delays shall in no event postpone the date for the commencement of the payment of Rent for such Substitution Space beyond the date on which such work would have been substantially completed but for such delays, and in addition, Tenant shall continue to pay Rent for the present

Premises as set forth in this Lease until it vacates and surrenders same as aforesaid. Landlord at its discretion may substitute materials of like quality for the materials originally utilized.

         26.5 If Landlord exercises this relocation right after the Commencement Date, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment (including computer equipment), supplies and telephones and telephone equipment from the present Premises to the Substitution Space and for reprinting Tenant's stationery of the same quality and quantity of Tenant's stationery supply on hand immediately prior to Landlord's notice to Tenant of the exercise of this substitution right.

         26.6 Notwithstanding anything above to the contrary, in the event the Net Rentable Area of the Substitution Space is greater than the Net Rentable Area of the Premises, then Tenant's Share and Base Rent shall be proportionately adjusted (but shall not be increased by more than five percent (5%).

                                 ARTICLE XXVII
                                OTHER DEFINITIONS

         When used in this Lease, the terms set forth hereinbelow shall have the following meanings:

         (a) "BUSINESS DAYS" shall mean Monday through Friday (except for Holidays); "Business Hours" shall mean 8:00 a.m. to 6:00 p.m. on Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays (except for Holidays); and "Holidays" shall mean those holidays designated by Landlord, which holidays shall be consistent with those holidays designated by landlords of other first-class office buildings in the Comparison Area.

         (b) "COMMON AREAS" shall mean those certain areas and facilities of the Building and the Parking Facility and those certain improvements to the Land which are from time to time provided by Landlord for the use of tenants of the Building and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements include any and all corridors, elevator foyers, vending areas, bathrooms, electrical and telephone rooms, mechanical rooms, janitorial areas and other similar facilities of the Building and of the Parking Facility and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, tunnels, pedestrian ways, skybridges, and generally all other improvements located on the Land, or which connect the Land to other buildings.

         (c) The words "DAY" or "DAYS" shall refer to calendar days, except where "Business Days" are specified.

         (d) The words "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section thereof unless expressly so stated.

         (e) The wards "INCLUDE" and "INCLUDING" shall be construed as if followed by the phrase "without being limited to."

         (f) "NET RENTABLE AREA" and "USABLE AREA" shall mean "Net Rentable Area" and "Usable Area" (as applicable) determined in accordance with the Standard Method For Measuring Floor Area in Office Buildings ANSI/BOMA Z265.1-1996 ("BOMA STANDARD"); Landlord shall have the right, within ninety (90) days after the Commencement Date, to verify the Net Rentable Area and/or Usable Area of the Premises in accordance with the BOMA Standard. If, as a result of such verification, it is determined that the Net Rentable Area and/or Usable Area of the Premises are different than the amounts set forth in Section 1.1 above, all corresponding amounts set forth this Lease (including, without limitation, Tenant's Share, the amount of monthly Base Rent, the amount of the Security Deposit and the Allowance) shall be retroactively adjusted and appropriate payments, if applicable, shall be made by Landlord to Tenant or Tenant to Landlord (as applicable) within ten (10) days after written notice of such determination is delivered to Tenant. Both parties agree to execute a commercially reasonable instrument in order to document such revised amounts.

         (g) Reference to Landlord as having "NO LIABILITY TO TENANT" or being "WITHOUT LIABILITY TO TENANT" or words of like import shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of Tenant's other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

         (h) A "REPAIR" shall be deemed to include such rebuilding, replacement and restoration as may be necessary to achieve and maintain good working order and condition.

         (i) The "TERMINATION OF THIS LEASE" and words of like import includes the expiration of the Term or the cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the Term shall end at 11:59 p.m. (local time for the Building) on the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease and (ii) for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of the date of such termination) which shall have accrued to or with respect to, any period ending at the time of termination shall survive the termination of this Lease.

         (j) The "TERMS OF THIS LEASE" shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements contained in this Lease.

         (k) "TENANT" shall be deemed to include Tenant's successors and assigns (to the extent permitted by Landlord) and any and all occupants of the Premises permitted by Landlord and claiming by, through or under Tenant.

         (l) A "YEAR" shall mean twelve (12) consecutive months.

                                 ARTICLE XXVIII
                              RIGHT OF FIRST OFFER

         Landlord hereby grants to Tenant a right of first offer with respect to the remaining space on the second (2nd) floor of the Building ("First Offer Space"). Notwithstanding the foregoing (i) such first offer right of Tenant shall commence only following the expiration or ear1ier termination of any then existing lease pertaining to the First Offer Space (collectively, the "Superior Leases"), including any renewal or extension of such lease(s), whether or not such renewal or extension is pursuant to an express written provision in such lease(s), and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to (A) the tenants of the Superior Leases and (B) any other tenant of the Project (the rights described in items (i) and (ii), above to be known collectively as "Superior Rights"). Tenant's right of first offer shall be on the terms and conditions set forth in this Article 28.

         28.1 Procedure for Offer. Tenant may, at any time during the Lease Term, provide written notice to Landlord (the "Space Availability Notice") that Tenant requests a list of any First Offer Space then available for lease; provided, however, that Tenant may not provide a Space Availability Notice to Landlord more than one (1) time in any ninety (90) day period. Within ten (10) business days after Landlord's receipt of a Space Availability Notice, Landlord shall provide Tenant with written notice (the "First Offer Notice") listing any then available First Offer Space and offering Tenant the opportunity to lease such space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord's proposed economic terms and conditions applicable to Tenant's lease of such space (collectively, the "Economic Terms"). Notwithstanding the foregoing, Landlord's obligation to deliver the First Offer Notice shall not apply during the last six (6) months of the initial Lease Term unless Tenant has exercised its Extension Option pursuant to Section 3.6 above.

         28.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice. If concurrently with Tenant's exercise of the first offer right, Tenant notifies Landlord that it does not accept the Economic Terms set forth in the First Offer Notice, Landlord and Tenant shall, for a period of fifteen (15) days after Tenant's exercise, negotiate in good faith to reach agreement as to such Economic Terms. If Tenant does not so notify Landlord that it does not accept the Economic Terms set forth in the First Offer Notice concurrently with Tenant's exercise of the first offer right, the Economic Terms shall be as set forth in the First Offer Notice. In addition, if Tenant does not exercise its right of first offer within the five (5) business day period, or, if Tenant exercises its first offer right but timely objects to Landlord's determination of the Economic Terms and if Landlord and Tenant are unable to reach agreement on such Economic Terms within said fifteen (15) day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant's right of first offer shall terminate as to the First Offer Space described in the First Office Notice. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

         28.3 Construction of First Offer Space. Except as included in the Economic Terms, Tenant shall take the First Offer Space in its "as-is" condition.

         28.4 Lease of First Offer Space. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Article 28. Tenant shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant. The Lease Term for the First Offer Space shall expire co-terminously with Tenant's lease of the initial Premises.

         28.5 No Defaults. The rights contained in this Article 28 shall be personal to the Original Tenant or any Permitted Transferee, and may only be exercised by the Original Tenant or any Permitted Transferee (and not any other assignee, sublessee or other transferee of the Tenant's interest in this Lease) if Tenant occupies the entire Premises as of the date of the First Offer Notice. Tenant shall not have the right to lease First Office Space as provided in this
Article 28 if, as of the date of the First Offer Notice, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease or Tenant has previously been in default under this Lease more than once.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth on the cover page hereof.

TENANT*:                          LANDLORD:

                                  PRENTISS PROPERTIES ACQUISITION
CONTIASSET RECEIVABLES            PARTNERS, L.P., a Delaware limited partnership
MANAGEMENT LLC, a Delaware
limited liability company         By:      Prentiss Properties I, Inc.
                                           Its:  General Partner
By:    /s/ Glenn S. Goldman
       --------------------
       Name: Glenn S. Goldman     By:      /s/ Louay Alsadek
       Title: Chairman                     -----------------
                                           Name: Louay Alsadek
                                           Title: Vice President

By:    /s/ Samir M. Shah
       -----------------          By:      /s/ J. Kevan Dilbeck
       Name: Samir M. Shah                 ----------------------
       Title: Vice President               Name: J. Kevan Dilbeck
                                           Title: Vice President











------------------
*        NOTE:

         If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:

         (A) This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer.

         (B) If there is only one (1) individual signing in two (2) capacities, or if the two (2) signatories do not satisfy the requirements of (A) above, then Tenant shall deliver to Landlord a certified copy of a corporate resolution acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

                            FIRST AMENDMENT TO LEASE
                           (EXECUTIVE CENTER DEL MAR)


         THIS FIRST AMENDMENT TO LEASE ("FIRST AMENDMENT") is made and entered into as of the 15th day of November, 2002, by and between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("LANDLORD") and BANK OF INTERNET U.S.A., a Federal Savings Bank ("TENANT").

                               R E C I T A L S :


         A. Landlord and ContiAsset Receivables Management, LLC, a Delaware limited liability company ("ORIGINAL TENANT") entered into that certain Lease Agreement dated as of March 16, 1998 (the "Lease"), whereby Landlord leased to Original Tenant and Original Tenant leased from Landlord certain office space located in that certain building located and addressed at 12220 El Camino Real, San Diego, California (the "BUILDING"). Tenant is the successor-in-interest in the Lease to Bofi.com Holding, Inc. a Delaware corporation, successor-in-interest in the Lease to Original Tenant pursuant to that certain Assignment and Assumption Agreement and Consent to Assignment dated as of September 22, 1999 by and between Landlord, Original Tenant (as assignor), Tenant (as assignee), and ContiFinancial Corporation, a Delaware corporation (as "GUARANTOR" under the Lease).

         B. By this First Amendment, Landlord and Tenant desire to (i) expand the Existing Premises (as defined below), (ii) extend the Term of the Lease, and
(iii) otherwise modify the Lease as provided herein.

         C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                               A G R E E M E N T :


         1. The Existing Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing 5,478 square feet of Net Rentable Area (4,729 square feet of Usable Area) located on the second (2nd) floor of the Building and known as Suite 220 (the "EXISTING PREMISES"), as outlined on Exhibit "A" to the Lease.

         2. Expansion of the Existing Premises. That certain space contiguous to the Existing Premises located on the second (2nd) floor of the Building and outlined on the floor plan attached hereto as Exhibit "A" and made a part hereof, may be referred to herein as the "EXPANSION SPACE." Landlord and Tenant hereby stipulate that the Expansion Space contains 2,251 square feet of Net Rentable Area (1,743 square feet of Usable Area). Effective as of the earlier of
(i) the date of substantial completion of Landlord's Work (as defined in Section
5.2 below); or (ii) the date Tenant commences business operations in all or any portion of the

Expansion Space ("EXPANSION COMMENCEMENT DATE"), Tenant shall, subject to
Section 13 below, lease from Landlord and Landlord shall lease to Tenant the Expansion Space. Accordingly, effective upon the Expansion Commencement Date, the Existing Premises shall, subject to Section 13 below, be increased to include the Expansion Space. Landlord and Tenant hereby agree that such addition of the Expansion Space to the Existing Premises shall, effective as of the Expansion Commencement Date (but subject to Section 13 below), increase the number of square feet leased by Tenant in the Building to a total of 7,729 square feet of Net Rentable Area (6,472 square feet of Usable Area). Effective as of the Expansion Commencement Date, all references to the "Premises" shall mean and refer to the Existing Premises as expanded by the Expansion Space. The anticipated Expansion Commencement Date is February 1, 2003.

         3. Expansion Space Term and Monthly Base Rent for the Expansion Space. The Lease Expiration Date of June 30, 2003 shall be extended by two (2) years such that the Lease shall terminate on June 30, 2005 ("NEW TERMINATION DATE"). The Term for Tenant's lease of the Expansion Space ("EXPANSION SPACE TERM") shall, subject to Section 13 below, commenced on the Expansion Commencement Date and shall expire co-terminously with Tenant's lease of the Existing Premises on New Termination Date. During the Expansion Space Term, Tenant shall pay, in accordance with the provisions of this Section 3, monthly Base Rent for the Premises (including the Existing Premises and the Expansion Space) as follows:


                                                   MONTHLY BASE RENT PER
                                                    SQUARE FOOT OF NET
     TIME PERIOD           *MONTHLY BASE RENT     RENTABLE AREA OF PREMISES
     -----------           ------------------      ------------------------
 Expansion Commencement       $17,003.80                     $2.20
   Date -06/30/03

  07/01/03-06/30/04           $17,776.70                     $2.30

  07/01/04-06/30/05           $18,317.73                     $2.37


         4. Tenant's Share and Base Year. Notwithstanding anything to the contrary in the Lease, during the Expansion Space Term, Tenant's Share of any increase in Operating Costs for the Premises (including the Existing Premises and the Expansion Space) shall be 13.67%. Accordingly, effective as of the Expansion Commencement Date, Tenant's Share, as set forth in Section 1.1.K of the Basic Lease Information of the Lease, shall be deemed revised to be 13.67%. Effective as of July 1, 2003, the Base Year set forth in Section 1.1.0 of the Lease shall be deemed revised to be the calendar year 2003.

         5. Condition of Expansion Space and Tenant Improvements.

            5.1 Condition of Expansion Space. Tenant hereby agrees to accept the Expansion Space in its "as-is" condition and Tenant hereby acknowledges that Landlord, except as otherwise provided in this First Amendment, shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Expansion Space.

             5.2 Tenant Improvements. As soon as reasonably possible after the date of the full execution and delivery of this First Amendment by Landlord and Tenant, Landlord shall, at Landlord's sole cost and expense using Building-standard materials and in Landlord's Building-standard manner, perform the improvement work in the Expansions Space described on Exhibit "B" attached hereto ("LANDLORD'S WORK").

         6. Parking. Effective as of the Expansion Commencement Date and continuing throughout the Expansion Space Term, Tenant shall have the right (but not the obligation) to use, at no additional cost to Tenant, a total of thirty-four (34) Parking Permits consisting of twenty-seven (27) unreserved Parking Permits and seven (7) reserved Parking Permits for use in the Building's Parking Facility. Tenant's use of such Parking Permits shall be in accordance with, and subject to, all of the provisions of Article VI of the Lease.

         7. Security Deposit. Tenant has previously deposited with Landlord Thirty-Three Thousand Six Hundred Eighty-Nine And 70/100 Dollars ($33,689.70) as a Security Deposit under the Lease. Landlord shall continue to hold the Security Deposit in accordance with the terms and conditions of Article XXI of the Lease.

         8. Commencement Notice. Landlord may deliver to Tenant a Commencement Notice in a form substantially similar to that attached hereto as Exhibit "C" and made a part hereof at any time after the Expansion Commencement Date. The Commencement Notice shall be conclusive and binding upon Tenant as to all matters set forth herein unless Tenant objects thereto in writing within five
(5) days following delivery of such Commencement Notice.

         9. Brokers. Except for Prentiss Properties Management, LP. ("LANDLORD'S BROKER"), each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this First Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any entity (other than Landlord's Broker) who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this First Amendment.

         10. Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this First Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant.

         11. Signing Authority. Each individual executing this First Amendment on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has the full right and authority to execute and deliver this First Amendment and that each person signing on behalf of Tenant is authorized to do so.

         12. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Space and shall remain unmodified and in full force and effect.

         13. Condition Precedent. Notwithstanding anything above to the contrary, Landlord and Tenant acknowledge and agree that the rights and obligations of Landlord and Tenant under this First Amendment are expressly conditioned upon the full execution and delivery by

Landlord and Smith Consulting Architects ("SMITH") of a lease amendment pertaining to a reduction of a portion of Smith's premises in the Building (i.e., the Expansion Space), and Smith's surrender, vacation and delivery of the Expansion Space to Landlord when and as required by Landlord, which lease amendment shall be on terms and conditions acceptable to Landlord in Landlord's sole and absolute discretion (collectively, the "CONDITION PRECEDENT"). Landlord and Tenant acknowledge and agree that if the Condition Precedent is not satisfied on or before December 1, 2002, either party may terminate this First Amendment (but not the Lease) by giving the other written notice thereof.

         14. Release of Guarantor. Effective as of the Expansion Commencement Date, Guarantor is hereby released from all obligations under the Lease accruing after the Expansion Commencement Date.

         IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"LANDLORD"                    PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                              a Delaware limited partnership

                              By:      Prentiss Properties I, Inc.
                                       a Delaware corporation
                                       general partner


                                       By:   /s/ Deborah Street
                                             -----------------------------------
                                             Print Name:  Deborah Street
                                             Print Title:  Vice President

                                       By:   /s/ J. Kevan Dilbeck
                                             -----------------------------------
                                             Print Name:  J. Kevan Dilbeck
                                             Print Title:  Senior Vice President

"TENANT"                     BANK OF INTERNET U.S.A.,
                             a Federal Savings Bank


                             By:    /s/ Gary Evans
                                    ----------------------------------
                                    Print Name:  Gary Evans
                                    Print Title:  President and CEO